SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the registrant  |X|

Filed by a party other than the registrant |_| Check the appropriate box:
|X|  Preliminary proxy statement
|_|  Confidential, for use of the Commission Only
     (as permitted by Rule 14a-6(e)(2)
|_|  Definitive proxy statement
|_|  Definitive additional materials
|_|  Soliciting material pursuant to Rules 14a-11(c) or 14a-12

                             PROTEIN DATABASES, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):
|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)       Title of each class of securities to which transaction applies:


              ------------------------------------------------------------------
    (2)       Aggregate number of securities to which transaction applies:


              ------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):


            --------------------------------------------------------------------
    (4)       Proposed maximum aggregate value of transaction:


            --------------------------------------------------------------------
    (5)       Total fee paid:


            --------------------------------------------------------------------

|_|           Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

    (1)       Amount Previously Paid:
            --------------------------------------------------------------------

    (2)       Form, Schedule or Registration Statement No.:
            --------------------------------------------------------------------

    (3)       Filing Party:
            --------------------------------------------------------------------

    (4)       Date Filed:
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                                      - 1 -

                             PROTEIN DATABASES, INC.
                           775 PARK AVENUE, SUITE 255
                           HUNTINGTON, NEW YORK 11743

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                                       o


To the Stockholders of
  PROTEIN DATABASES, INC.

         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Meeting") of PROTEIN DATABASES, INC., a Delaware corporation (the "Company"), will be held at o on o at 10:00 A.M. for the following purposes:

          (1) To consider and act upon a proposal to approve the Plan of Complete Liquidation and Dissolution attached as Exhibit A to the Proxy Statement;

          (2) To consider and act upon a proposal to approve the Asset Purchase Agreement, dated as of July 16, 1997, by and between the Company and Bio-Rad Laboratories, Inc., a Delaware corporation, attached as Exhibit B to the Proxy Statement;

          (3) To consider and act upon a proposal to change the name of the Company to "IDP Liquidating Corp."; and

          (4) To consider and transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors unanimously recommends that you vote (i) FOR the approval of the Plan of Complete Liquidation and Dissolution, (ii) FOR the approval of the Asset Purchase Agreement, and (iii) FOR the change of the Company's name.

         Only stockholders of record at the close of business on o are entitled to notice of, and to vote at, the Meeting or any adjournment thereof.

                                             By Order of the Board of Directors



                                             RONALD R. HAHN
                                             Secretary
Huntington, New York
o

--------------------------------------------------------------------------------
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. ANY STOCKHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, ATTN: CORPORATE SECRETARY, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.
--------------------------------------------------------------------------------

                             PROTEIN DATABASES, INC.
                           775 PARK AVENUE, SUITE 255
                           HUNTINGTON, NEW YORK 11743


                                 PROXY STATEMENT


         This Proxy Statement and accompanying form of proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of Protein Databases, Inc., a Delaware corporation (the "Company"), for use at the Special Meeting of Stockholders (the "Meeting") to be held on o, at 10:00 a.m. at o, or any adjournment thereof. This Proxy Statement, the attached Notice of Special Meeting of Stockholders and the accompanying form of proxy, together with the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, and the Company's Quarterly Report on Form 10-QSB for the period ended June 30, 1997, are being mailed on or about o to all stockholders of record of the Company at the close of business on o (the "Record Date").

         All proxies duly executed and received will be voted on all matters presented at the Meeting in accordance with the specifications made in such proxies. In the absence of specified instructions, proxies so received will be voted (i) FOR the proposal to approve the Plan of Complete Liquidation and Dissolution, (ii) FOR the proposal to approve the Asset Purchase Agreement,
(iii) FOR the proposal to change the name of the Company to "IDP Liquidating Corp.", and (iv) in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the Meeting.

         The Board of Directors is proposing for approval by the stockholders at the Meeting the Plan of Complete Liquidation and Dissolution of the Company (the "Plan"), a copy of which is attached as Exhibit A to this Proxy Statement. Pursuant to the Plan, the Company will, subject to paying or providing for all claims, obligations, liabilities and expenses, be completely liquidated by a transfer of the assets of the Company to a liquidating trust (the "Liquidating Trust") for the pro rata benefit of the stockholders of the Company of record on the date of liquidation or dissolution or, if the Bio-Rad Asset Sale (as defined below) is not consummated, either by a transfer of the assets of the Company to the Liquidating Trust or by a sale of such assets (other than cash, cash equivalents and accounts receivable) by the Company and cash distributions to stockholders pro rata by the Company. Approval of the Plan will constitute stockholder approval of the appointment by the Board of Directors of one or more trustees of the Liquidating Trust (the "Liquidating Trustees") and the execution of a liquidating trust agreement with the Liquidating Trustees on such terms and conditions as the Board of Directors shall determine in its absolute discretion. In addition, approval of the Plan will constitute stockholder approval of any and all sales of assets of the Company approved by the Board of Directors or, if applicable, the Liquidating Trustees. See "Approval of Plan of Complete Liquidation and Dissolution" for a more complete description of the Plan.

         The second proposal to be acted upon at the Meeting is the approval of the Asset Purchase Agreement, dated as of July 16, 1997 (the "Asset Purchase Agreement"), by and between the Company and Bio-Rad Laboratories, Inc., a Delaware corporation ("Bio-Rad"). A copy of the Asset Purchase Agreement is attached as Exhibit B to this Proxy Statement. Pursuant to the Asset Purchase Agreement, the Company will sell to Bio-Rad substantially all of its assets (other than cash, cash equivalents and accounts receivable) (the "Assets"), including, among other things, intellectual property, computers and software, inventory, fixed assets, property, plant and equipment and certain contract rights relating to the Company's business (such sale being referred to as the "Bio-Rad Asset Sale"). See "Approval of Asset Purchase Agreement" for a more complete description of the Asset Purchase Agreement.

         The third proposal being submitted by the Board of Directors at the Meeting is the approval of the change of the name of the Company to "IDP Liquidating Corp." See "Approval of Change of Name."

         Except as described in this Proxy Statement, the Board of Directors does not know of any other matters that may be brought before the Meeting. In the event that any other matter should come before the Meeting, the persons named on the proxy cards will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment. A proxy may be revoked at any time before being voted by written notice to such effect received by the Company at the address set forth above, attn: Corporate Secretary, by delivery of a subsequently dated proxy or by a vote cast in person at the Meeting. Presence at the Meeting does not itself revoke the proxy.

                                     VOTING

         Only holders of record of the Company's common stock, par value $.01 per share, of the Company (the "Common Stock"), which is traded in the over-the-counter market on the OTC Electronic Bulletin Board of the National Association of Securities Dealers (the "NASD") under the symbol PDBQ, at the close of business on the Record Date, will be entitled to notice of and vote at the Meeting or any adjournment thereof. As of the Record Date, 1,459,724 shares of Common Stock were issued and outstanding. Each outstanding share of Common Stock entitles the holder thereof to one noncumulative vote.

         A majority of the shares of Common Stock outstanding and entitled to vote as of the Record Date, or 729,863 shares, must be present at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business.  Abstentions  and broker  non-votes  will be  counted  as present  for purposes of determining whether the quorum requirement is satisfied. The affirmative vote of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote is required for approval of the proposed Plan, the approval of the Asset Purchase Agreement and the approval of the proposal to change the Company's name. Accordingly, abstentions and broker non-votes have the effect of negative votes. Certain stockholders, who collectively hold 50.2% of the outstanding Common Stock, have indicated that they intend to vote for approval of the proposed Plan, approval of the Asset Purchase Agreement and approval of the name change proposal. Accordingly, the Plan, the Asset Purchase Agreement and the name change should be approved regardless of the vote of any other stockholders of the Company.

         The Company will pay the entire expense of soliciting proxies. In addition to the use of the mail, certain directors, officers and employees of the Company may solicit proxies in person or by telephone, telecopier or telegram, without special compensation. The Company may reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses in sending proxy soliciting material to beneficial owners.

         A list of stockholders entitled to vote at the Meeting will be available for examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours, at the Company's offices, 775 Park Avenue, Suite 255, Huntington, New York, for a period of ten days prior to the Meeting and will also be available at the Meeting. The Company's telephone number is (516) 673-3939.


                                   PROPOSAL 1

            APPROVAL OF PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

GENERAL

         The Company is proposing a Plan of Complete Liquidation and Dissolution for approval by the stockholders at the Meeting. The Plan was approved by the Board of Directors, subject to stockholder approval, on [_____]. A copy of the Plan is attached as Exhibit A to this Proxy Statement. The material features of the Plan are summarized below; this summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan. STOCKHOLDERS ARE URGED TO READ THE PLAN IN ITS ENTIRETY.

BACKGROUND

         Since its incorporation in 1983, the Company has been in the business of marketing innovative image analysis software and hardware products for the worldwide bioresearch, drug discovery and clinical diagnostic markets. Based on Long Island, New York, the Company developed user-friendly, software-integrated scanner systems for biotechnology and related research in the drug discovery and diagnostic systems development markets. These systems were sold to life science research laboratories at university, government, hospital and industrial (biotech and pharmaceutical) institutions, in the United States and abroad, for analysis of biological information.

         The Company sold its products in the United States and Canada directly to customers and was substantially dependent upon distributors for the sales of its products outside the United States. The Company sold its products in Japan under a distribution agreement with Toyobo Co. Ltd. ("Toyobo") and in Germany, Korea, India, Taiwan and Israel under agreements with local distributors. In Europe, the Middle East and Asia, the Company sold its products under distribution agreements with Pharmacia Biosystems B.V. and Pharmacia Biotech A.B. (collectively, "Pharmacia"). During fiscal 1996, Toyobo accounted for 41% of the Company's total revenues. During fiscal 1995, Pharmacia accounted for 29% and Toyobo accounted for 19% of the Company's total revenues.

         The market for the Company's products in Europe, Japan and the Middle East had been significant to the Company's financial business plans, with the combined regions accounting for approximately 65% of the Company's total revenues in fiscal 1996 and approximately 52% of the Company's total revenues in fiscal 1995.

         As a result of the completion of Pharmacia's software purchase requirements during the third quarter of fiscal 1995, the Company operated unprofitably in the fourth quarter of fiscal 1995 and in each quarter of fiscal 1996. For the fiscal year ended December 31, 1996, the Company had a net loss from operations of $811,323. On April 19, 1996, Pharmacia, the most significant distributor of the Company's products, elected not to renew its contract to distribute the Company's products. In addition, the Company's distribution agreement with Toyobo, the exclusive distributor of the Company's products in Japan and the non-exclusive distributor of the Company's products in all other countries in the Far East, expires on December 31, 1998. The Company has been unsuccessful in arranging one or more suitable alternative distribution arrangements for the Company's products.

         In December 1995, members of management met to discuss the Company's relationship with Pharmacia and the need to locate third parties interested in entering into distribution agreements for the Company's products or acquiring any or all of the assets of the Company. In order to assist management and the Board of Directors in identifying suitable purchasers, MedTech Capital of Boston ("MedTech"), an investment banking firm, was retained as a financial advisor in March 1996. MedTech approached approximately 20 companies with respect to the sale of the Company, and, in December 1996, identified Bio-Rad as a possible purchaser of certain of the assets of the Company.

         Beginning in April 1997, the Company began negotiations with Bio-Rad concerning the possible sale of substantially all of the Company's assets (other than cash, cash equivalents and accounts receivable) to Bio-Rad. On July 16, 1997, the Company and Bio-Rad entered into the Asset Purchase Agreement, in which the Company agreed to sell the Assets for $1,000,000 in cash. The transaction is subject to the approval of the Company's stockholders and certain other conditions. See "Approval of Asset Purchase Agreement." In contemplation of the execution of the Asset Purchase Agreement and in order to conserve its cash resources, the Company discontinued most of its operations as of June 30, 1997. At that time, the Company ceased all of its sales and distribution, product development and customer support activities. Since June 30, 1997, substantially all of the Company's activities have related to the negotiation of the Asset Purchase Agreement, the collection of the Company's outstanding accounts receivable and preparations for the liquidation and winding up of the Company.

REASONS FOR THE PLAN; DIRECTORS' RECOMMENDATION

         Declining Value of Key Assets. The Company's key assets are its proprietary software programs and related intellectual property for its integrated biological data scanner systems. The software code must be continually revised and upgraded to keep pace with scientific developments, hardware improvements and feature refinements requested by customers. Without continuing development and upgrades, the software would rapidly become obsolete.

         Because of the reversals in the Company's distribution network, it has become uneconomical to support the software development necessary to maintain the competitiveness of the Company's products. In these circumstances, the Board of Directors believes that the value of the Company's intellectual property and its inventory of existing products will decline over time and may decline precipitously. The Board of Directors therefore believes that the only way for stockholders to realize value on their investment in the Company is to monetize the Company's software assets at their present value, liquidate the Company and distribute to stockholders the cash value of the Company's assets after satisfaction of all outstanding claims, obligations, liabilities and expenses.

         Departure of Key Personnel. As a result of recent losses, the lack of prospects for improved operating results and the lack of the Company's ability to pay competitive compensation, substantially all of the Company's key personnel have recently left the employ of the Company. These include the Company's chief executive officer since August 1, 1997, the Company's chief financial officer since June 6, 1997, and the Company's two principal software programmers. Other personnel have been terminated because of the Company's need to conserve its cash resources, including the Company's sales and marketing personnel. The Board of Directors does not believe that it is possible to replace these personnel. Without these personnel, the Company cannot function as a going concern.

         Competition.   The   inability  of  the  Company  to  arrange  for  new
distribution channels for its products has prevented the Company from effectively competing against manufacturers of similar products who have substantially greater financial, development and marketing resources than the Company. These competitors include Bio-Rad, Molecular Dynamics, Inc, and Bio Image Corp., each of which sells a turnkey image analysis instrument capable of scanning and analyzing one and two dimensional DNA gels similar to the products of the Company. The Board of Directors does not foresee any near term improvement in the competitive position of the Company.

         Market Price of Common Stock. The Board of Directors believes that the Common Stock has been trading at prices that are less than the value that the Company's stockholders would receive upon a dissolution of the Company and the distribution to stockholders of the value of its net assets. The Common Stock trades in the over-the-counter market on the OTC Electronic Bulletin Board of the NASD. The average of the low bid and high ask price for the Common Stock on the last trading day prior to the announcement of the execution of the Asset Purchase Agreement on July 21, 1997, was $0.17. The average of the daily average low bid and high ask price for the Common Stock during the 20 trading days preceding the first public announcement on April 8, 1997 that the Company was engaged in negotiations concerning the possible sale of its assets was $0.14.

         The Board of Directors has estimated that the net assets of the Company available for distribution to stockholders following a liquidation, after deduction of cash amounts for payment of all expenses and other known liabilities and possible contingent obligations, as based upon the Company's unaudited balance sheet as of June 30, 1997, will be approximately $[645,000] or $[0.33] per share. See "Unaudited Pro Forma Statement of Net Assets in Liquidation."

         Comparing the recent historical trading prices of the Common Stock with the estimated net amount available for distribution on liquidation, the Board of Directors believes that dissolution of the Company presents an opportunity for stockholders to maximize the value of their investment in the Company at this time. The Board of Directors also believes the estimated liquidation value per share of Common Stock is likely to exceed the probable trading value of the Common Stock in the foreseeable future absent the proposed liquidation. Furthermore, the Board of Directors believes there is currently no effective market for the Common Stock and such effective market has been absent for some time.

         Stockholders should be aware, however, that the actual amount available for distribution to stockholders upon a dissolution of the Company could be less than or greater than the amount estimated by the Board of Directors. In particular, the Board of Directors in its estimation has allowed for contingencies that includes possible future claims against the Company or its assets. However, the Board of Directors cannot predict with any degree of certainty the amount of future claims, including any claims arising under the Asset Purchase Agreement, that may reduce the amount available for distribution to stockholders. Also, the Board of Directors' estimation does not take account of the delay in the payment to stockholders of amounts available for distribution between the time that the Plan is approved by stockholders and the time or times that such distribution is actually made. Such delay is anticipated to result, among other things, from the necessity of paying, settling or otherwise making allowance for the Company's liabilities, the holdback of a portion of the purchase price payable by Bio-Rad under the Asset Purchase Agreement (see "Approval of Asset Purchase Agreement") and reserves that may be set aside for a period of time in respect of contingencies.

         Alternatives. The Board of Directors considered alternatives to the Plan, including continuing the Company's operations and pursuing new distribution arrangements and raising new capital. Because of the Company's business and financial circumstances, however, the Board of Directors did not consider any of these alternatives to be viable. The Company has been unable thus far to identify and consummate new distribution arrangements on economically reasonable terms. It is doubtful that the Company could do so in the future within a time frame that would allow the Company to preserve the existing value of its assets and not exhaust the Company's cash resources.

         Tax Treatment. In adopting the Plan, the Board of Directors recognized that stockholders, depending on the tax basis in their shares, may be required to recognize gain for tax purposes upon receipt of distributions in liquidation and/or upon the transfer of the assets to a liquidating trust. Distributions pursuant to a plan of complete liquidation and dissolution, however, are not taxable to a stockholder for federal income tax purposes to the extent of such stockholder's tax basis in his or her shares. In addition, the gain or loss a stockholder recognizes with respect to distributions pursuant to a plan of complete liquidation and dissolution is generally treated as capital gain or loss (assuming shares of Common Stock are capital assets in the hands of such stockholder). The Company will generally recognize gain or loss on sales of its assets pursuant to the Plan, or upon any distribution of assets to the stockholders and/or a liquidating trust pursuant to a plan of complete liquidation and dissolution. See "Certain Federal Income Tax Consequences."

         Absence of Financial Advisor. The Board of Directors did not, and did not consider it advisable, to engage an independent financial advisor to render a fairness opinion with respect to the Plan. The Company's assets consist substantially in their entirety of cash, cash equivalents, accounts receivable and the assets that will be sold to Bio- Rad in accordance with the Asset Purchase Agreement. The value of these assets is readily determinable. The purchase price for the Assets to be sold under the Asset Purchase Agreement was negotiated at arm's-length between Bio-Rad and the Company. The other factors considered by the Board of Directors, such as the need for active development to maintain the value of the Company's assets, the state of the Company's distribution arrangements, the loss of personnel and the Company's competitive environment, were within the competence of the Board of Directors and not of a type typically addressed in fairness opinions. Also, given the Company's limited resources, the Board of Directors did not believe that it was in the best interests of stockholders to incur the cost of a fairness opinion.

         BASED UPON THE FOREGOING, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PLAN.

         THIS PROXY STATEMENT CONTAINS CERTAIN FORWARD LOOKING STATEMENTS, INCLUDING STATEMENTS, BASED ON THE BOARD OF DIRECTORS' ESTIMATE OF THE VALUES OF THE COMPANY'S NET ASSETS, THAT THE BOARD OF DIRECTORS BELIEVES THAT THE LIQUIDATION VALUE PER SHARE OF COMMON STOCK IN THE HANDS OF THE STOCKHOLDERS IS LIKELY TO EXCEED ITS PROBABLE TRADING VALUE IN THE FORESEEABLE FUTURE ABSENT THE PROPOSED LIQUIDATION. THE METHODS USED BY THE BOARD OF DIRECTORS AND MANAGEMENT IN ESTIMATING THE VALUE OF THE COMPANY'S NET ASSETS DO NOT RESULT IN AN EXACT DETERMINATION OF VALUE NOR ARE THEY INTENDED TO INDICATE THE AMOUNT A STOCKHOLDER WILL RECEIVE IN LIQUIDATION. THE BOARD OF DIRECTORS' ASSESSMENT ASSUMES THAT THE BIO-RAD ASSET SALE WILL BE CONSUMMATED IN


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

ACCORDANCE WITH ITS TERMS AND THAT THE ESTIMATES OF THE COMPANY'S LIABILITIES AND CONTINGENT LIABILITIES IS ACCURATE. THE BIO-RAD ASSET SALE IS SUBJECT TO A NUMBER OF CONDITIONS AND THERE CAN BE NO ASSURANCE THAT ALL SUCH CONDITIONS WILL BE SATISFIED, OR, IF THEY ARE NOT SATISFIED, THAT THE CONDITIONS WILL BE WAIVED. THE ESTIMATES OF THE COMPANY'S LIABILITIES ARE SUBJECT TO NUMEROUS UNCERTAINTIES BEYOND THE COMPANY'S CONTROL. NO ASSURANCE CAN BE GIVEN THAT THE AMOUNT TO BE RECEIVED IN LIQUIDATION WILL EQUAL OR EXCEED THE PRICE OR PRICES AT WHICH THE COMMON STOCK HAS GENERALLY TRADED OR IS EXPECTED TO TRADE IN THE FUTURE. STOCKHOLDERS WHO DISAGREE WITH THE BOARD OF DIRECTORS' DETERMINATION THAT THE VALUE OF THE NET ASSETS AS DISTRIBUTED TO THE STOCKHOLDERS EXCEEDS THE PRICE AT WHICH THE COMMON STOCK HAS TRADED SHOULD CONSIDER VOTING "AGAINST" APPROVAL OF THE PLAN.

         UNDER DELAWARE LAW, IN THE EVENT THE COMPANY FAILS TO CREATE AN ADEQUATE CONTINGENCY RESERVE FOR PAYMENT OF ITS EXPENSES AND LIABILITIES, OR SHOULD SUCH CONTINGENCY RESERVE (AND THE ASSETS HELD BY ANY LIQUIDATING TRUST) BE EXCEEDED BY THE AMOUNT ULTIMATELY FOUND TO BE PAYABLE IN RESPECT OF THE COMPANY'S EXPENSES AND LIABILITIES, EACH STOCKHOLDER COULD BE HELD LIABLE FOR THE PAYMENT TO THE COMPANY'S CREDITORS OF SUCH STOCKHOLDER'S PRO RATA SHARE OF SUCH EXCESS, LIMITED TO THE AMOUNTS THERETOFORE RECEIVED BY SUCH STOCKHOLDER FROM THE COMPANY (AND FROM ANY LIQUIDATING TRUST). ACCORDINGLY, IN SUCH EVENT A STOCKHOLDER COULD BE REQUIRED TO RETURN ALL DISTRIBUTIONS PREVIOUSLY MADE AND THUS WOULD RECEIVE NOTHING FROM THE COMPANY AS A RESULT OF THE PLAN. MOREOVER, IN THE EVENT A STOCKHOLDER HAS PAID TAXES ON AMOUNTS THERETOFORE RECEIVED, A REPAYMENT OF ALL OR A PORTION OF SUCH AMOUNT COULD RESULT IN A SITUATION IN WHICH A STOCKHOLDER MAY INCUR A NET TAX COST IF THE REPAYMENT OF THE AMOUNT DISTRIBUTED DOES NOT CAUSE A REDUCTION IN TAXES PAYABLE IN AN AMOUNT EQUAL TO THE AMOUNT OF THE TAXES PAID ON AMOUNTS PREVIOUSLY DISTRIBUTED. WHILE THE POSSIBILITY OF THE OCCURRENCES SET FORTH ABOVE CANNOT TOTALLY BE EXCLUDED, AFTER A REVIEW OF ITS ASSETS AND LIABILITIES THE COMPANY BELIEVES THAT THE CONTINGENCY RESERVE WILL BE ADEQUATE AND THAT A RETURN OF AMOUNTS PREVIOUSLY DISTRIBUTED WILL NOT BE REQUIRED. SEE "CONTINGENCY RESERVE."

         THE ANTICIPATED TAX TREATMENT OF THE PLAN IS SET FORTH UNDER "CERTAIN FEDERAL INCOME TAX CONSEQUENCES." NO RULING HAS BEEN REQUESTED FROM THE INTERNAL REVENUE SERVICE (THE "IRS") WITH RESPECT TO THE ANTICIPATED TAX TREATMENT OF THE PLAN, AND THE COMPANY WILL NOT SEEK AN OPINION OF COUNSEL WITH RESPECT TO THE ANTICIPATED TAX TREATMENT. THE FAILURE TO OBTAIN A RULING FROM THE IRS OR AN OPINION OF COUNSEL RESULTS IN LESS CERTAINTY THAT THE ANTICIPATED TAX TREATMENT SUMMARIZED THEREIN WILL BE OBTAINED. IF ANY OF THE CONCLUSIONS STATED UNDER "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" PROVES TO BE INCORRECT, THE RESULT COULD BE INCREASED TAXATION AT THE CORPORATE AND/OR STOCKHOLDER LEVEL, THUS REDUCING THE BENEFIT TO THE STOCKHOLDERS AND THE COMPANY FROM THE LIQUIDATION.

         If the Plan is not approved by the stockholders, the Board of Directors will explore the alternatives then available for the future of the Company.

PRINCIPAL PROVISIONS OF THE PLAN

         Transfers to the Liquidating Trust. If the Bio-Rad Asset Sale is consummated (see "Approval of Asset Purchase Agreement"), then, as soon as practicable following the closing thereof, the Company will transfer substantially all of the assets of the Company, including the proceeds received at the closing of the Bio-Rad Asset

Sale, after deduction of cash amounts for payment of the Company's outstanding liabilities and obligations and for the funding of the Company's expenses in liquidation, to the Liquidating Trust. Substantially all of the assets transferred to the Liquidating Trust will consist of cash, cash equivalents, accounts receivable and the right of the Company to receive a portion of the purchase price that will be placed in escrow under the Asset Purchase Agreement (the "Holdback Amount"). Any assets, other than cash, cash equivalents and receivables transferred to the Liquidating Trust will be sold for cash on such terms and at such times as approved by the Liquidating Trustees. At such time or from time to time as the Company determines that any amounts set aside for the payment of the Company's outstanding liabilities and obligations and its expenses in liquidation are not needed for those purposes, such amounts will be transferred to the Liquidating Trust.

         If the Bio-Rad Asset Sale is not consummated and the Asset Purchase Agreement is terminated, the Board of Directors will determine whether and when to transfer the Company's assets, including the assets that had been subject to the Asset Purchase Agreement, to the Liquidating Trust. Such transfer may occur at any time or from time to time following termination of the Asset Purchase Agreement. Any assets, other than cash, cash equivalents and accounts receivable, that are not transferred to the Liquidating Trust will be sold at such times and on such terms as the Board of Directors determines. Any of the Company's assets that are not sold or distributed prior to the first anniversary of the approval of the Plan by the Company's stockholders (including any Contingency Reserve) must be transferred to the Liquidating Trust.

         Distributions. The Liquidating Trust will make distributions of Available Cash pro rata to the Company's stockholders at such times and in such amounts as shall be determined by the Liquidating Trustees. "Available Cash" means the cash held by the Liquidating Trust after deduction for the expenses of the operation of the Liquidating Trust and a contingency reserve in an amount determined by the Liquidating Trustees to be sufficient to satisfy any liabilities, expenses and obligations of the Company not otherwise paid or provided for and that could be recovered against the stockholders to the extent of the amounts distributed to them by the Company or the Liquidating Trust (the "Contingency Reserve"). The Company cannot predict the timing of the distributions for the Liquidating Trust. It is the intention that Available Cash will be distributed to stockholders of the Company as promptly as practicable following the Final Record Date (as defined below). Nevertheless, no distributions will be made until such time as the Liquidating Trustees have determined the amount of the Contingency Reserve, which is not expected to occur before [January 1, 1998].

         If the Bio-Rad Asset Sale is not consummated and some or all of the Company's assets are not transferred to the Liquidating Trust, the net proceeds of the sale of any such assets, together with any other cash held by the Company, will be distributed pro rata to stockholders, after deduction for expenses and a Contingency Reserve, at such times and in such amounts as the Board of Directors shall determine. The Board of Directors may also determine to transfer any such proceeds to the Liquidating Trust for distribution to stockholders.

         The Board of Directors believes that the Company and the Liquidating Trust will have sufficient assets to pay the current and future obligations of the Company and the Liquidating Trust and to make distributions to stockholders, but there can be no assurance to that effect. The amount of the distributions will depend on a number of factors, including, if the closing of the Bio-Rad Asset Sale occurs, whether any or all of the Holdback Amount will be paid over to the Company following the conclusion of the escrow period in accordance with the terms of the Asset Purchase Agreement, and if the closing of the Bio-Rad Asset Sale does not occur, the amount of the proceeds from the sale, if any, of the Company's property and assets. The amount of the distributions will also depend on the accounts payable and other liabilities of the Company existing on the date of the approval of the Plan (including severance payments and payments to option holders; see "Certain Compensation Arrangements" and "Stock Options" below), the expenses of operation of the Company and the Liquidating Trust that accrue following approval of the Plan and the amount of any claims that may be asserted against the Company or the Liquidating Trust. The expenses of operation of the Company and the Liquidating Trust will include professional fees and other expenses of liquidation and could be substantial.

         The Company does not anticipate that property, other than cash, will be distributed to stockholders by the Liquidating Trust or the Company.

         Terms of the Liquidating Trust. If the Bio-Rad Asset Sale is consummated, the Company will transfer to the Liquidating Trust as soon as practicable thereafter all of the assets of the Company, other than cash required to pay the outstanding liabilities and obligations of the Company and the expenses anticipated to be incurred in connection with the liquidation of the Company. If the Bio-Rad Asset Sale is not consummated, the Board of Directors will determine whether and when to transfer assets of the Company to the Liquidating Trust; provided that if all of the Company's assets are not sold or distributed prior to the first anniversary of the approval of the Plan by the Company's stockholders, the Company must transfer all the remaining assets of the Company (including the Contingency Reserve) to the Liquidating Trust.

         The purpose of the Liquidating Trust will be to liquidate any non-cash assets held by the Liquidating Trust and distribute the proceeds of all Available Cash to the Company's stockholders of record on the Final Record Date. The Liquidating Trust will be required to pay the expenses of its operations and all unsatisfied expenses, liabilities and obligations of the Company. Such expenses, liabilities and obligations will be paid initially out of the Contingency Reserve, but if the Contingency Reserve is exhausted, such expenses, liabilities and obligations will be paid out of the other assets held by the Liquidating Trust.

         Each stockholder on the Final Record Date will receive an interest (an "Interest") in the Liquidating Trust pro rata to its interest in the outstanding Common Stock on that date. All distributions from the Liquidating Trust will be made pro rata in accordance with the Interests. The Interests will not be transferable except by operation of law or upon death. Because the Interests will not be transferable, it is anticipated that the Liquidating Trust will not be required to comply with the periodic reporting and proxy statement requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Liquidating Trustees will, however, maintain books and records of the Liquidating Trust, which will be available for inspection by holders of Interests, in accordance with law.

         The Plan authorizes the Board of Directors to appoint one or more individuals or entities to act as Liquidating Trustee or Trustees of the Liquidating Trust and to cause the Company to enter into a liquidating trust agreement with such trustee or trustees on such terms and conditions as may be approved by the Board of Directors. It is anticipated that the Board of Directors will select such trustee or trustees on the basis of the experience of such individual or entity in administering and disposing of assets and discharging liabilities of the kind to be held by the Liquidating Trust and the ability of such individual or entity to serve the best interests of the Company's stockholders. Approval of the Plan will constitute the approval by the Company's stockholders of any such appointment and the execution of a liquidating trust agreement with the Liquidating Trustee.

         As stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets transferred to the Liquidating Trust (see "Certain Federal Income Tax Consequences"), the transfer to the Liquidating Trust of assets could result in immediate tax liability to the holders of Interests without their readily being able to realize the value of such Interests to pay such taxes or otherwise.

         Contingency Reserve. Under Delaware law, the Company is required, in connection with its dissolution, to pay or provide for payment of all of its expenses, liabilities and obligations. These include known liabilities and obligations of the Company accrued through the date of the approval of the Plan, expenses to be incurred by the Company following approval of the Plan in connection with the winding-up and dissolution of the Company, expenses to be incurred in connection with the operations of the Liquidating Trust, claims that have been asserted against the Company but that have not been settled or reduced to judgment and claims that have not yet been asserted but may be asserted in the future. Known liabilities and obligations of the Company include accounts payable, professional fees, salary and severance payments to certain employees and cash-out payments in respect of certain outstanding stock options. See "Certain Compensation Arrangements" and "Stock Options" below. Claims that have been or may be asserted may include, among others, claims by certain terminated distributors and claims that may arise under the Asset Purchase Agreement. See "Certain Claims" below and "Approval of Asset Purchase Agreement."

         Following approval of the Plan by stockholders, the Company will pay or set aside an amount that it believes to be adequate for the payment of all then known liabilities and obligations of the Company and the expenses expected to be incurred by the Company in connection with its wind-up and dissolution (the "Expense Reserve"). If the Bio-Rad Asset Sale is
consummated, all other assets of the Company will be transferred to the Liquidating Trust, which will set aside from such assets a Contingency Reserve to fund the anticipated operational expenses of the Liquidating Trust and other possible claims against the Company or the Liquidating Trust. If the Bio-Rad Asset Sale is not consummated and substantially all of the assets of the Company are not transferred to the Liquidating Trust, the Board of Directors might determine to cause the Company to establish the Contingency Reserve.

         The Company is currently unable to estimate with precision the amounts of the Expense Reserve and the Contingency Reserve, and the amounts set forth above under "Reasons for the Plan; Directors Recommendation" are for
illustrative purposes only. These reserves will initially be based upon the assessment and estimates of the Board of Directors and/or the Liquidating
Trustees, as the case may be, of the Company's known liabilities and obligations, future operating expenses and possible claims. Subsequent to the establishment of the Contingency Reserve, the Liquidating Trustees or the Board of Directors, as the case may be, may increase or decrease the Contingency Reserve based on their then current estimate and assessment of the operating expenses of the Liquidating Trust and/or the Company, the probable value of any known claims against the Company or the Liquidating Trust and the possibility of any then unknown claims being asserted against the Company or the Liquidating Trust. Any increase in the amount of the Contingency Reserve will be funded from the cash assets of the Liquidating Trust or the Company, as the case may be, and will reduce the amount available for distribution to stockholders. The amount of any decrease in the Contingency Reserve will increase the assets available for distribution to stockholders. After all expenses, liabilities and obligations of the Company and the Liquidating Trust have been satisfied and the Liquidating Trustees or the Board of Directors, as the case may be, determines that any future claims against the Company or the Liquidating Trust are not probable of occurrence, any remaining funds in the Contingency Reserve will be distributed pro rata to holders of Interests in the Liquidating Trust.

         In the event the Liquidating Trust or the Company fails to create an adequate Contingency Reserve for payment of expenses, liabilities and obligations, or should such Contingency Reserve and the assets held by the Liquidating Trust be exceeded by the amount ultimately found payable in respect of the Company's expenses, liabilities and obligations, each stockholder could be held liable for the payment to creditors of such stockholder's pro rata share of such excess, limited to the amounts theretofore received by such stockholder from the Liquidating Trust or the Company. In addition, if a court holds at any time that the Liquidating Trust or the Company has failed to make adequate provision for expenses, liabilities and obligations, or if the amount ultimately required to be paid in respect thereof exceeds the amount available from the Contingency Reserve and the assets of the Liquidating Trust, a creditor of the Company could seek an injunction against the making of distributions under the Plan on the ground that the amounts to be distributed are needed to provide for the payment of the Company's expenses, liabilities and obligations. Any such action could delay or substantially diminish the cash distributions to be made to stockholders under the Plan.

         Disposition of Certain Assets. The Plan gives to the Board of Directors of the Company the power to sell all the assets of the Company. The Company has entered into the Asset Purchase Agreement with Bio-Rad, providing for the sale to Bio-Rad of substantially all of the assets of the Company other than cash, cash equivalents and accounts receivable. The Company anticipates that, if the Asset Purchase Agreement is approved by stockholders, the Bio-Rad Asset Sale will be consummated in accordance with its terms. However, if for any reason the Asset Purchase Agreement is terminated or abandoned, the Assets may be retained by the Company and sold on such terms and in such manner as determined by the Board of Directors or transferred to the Liquidating Trust and sold by the Liquidating Trustees. The prices at which the Company or the Liquidating Trust may be able to sell the Assets will depend on factors that may be beyond the control of the Company or the Liquidating Trust and may not be as high as the purchase price payable by Bio-Rad under the Asset Purchase Agreement or the prices that could be obtained if the Company were not in liquidation. Approval of the Plan will constitute approval of any such sales. See "Approval of Asset Purchase Agreement" for a discussion of the Bio-Rad Asset Sale.

         Certain Compensation Arrangements. Pursuant to the Plan, the Company may, in the absolute discretion of the Board of Directors, pay to the Company's present or former officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake or have undertaken, in connection with the implementation of the Plan. Stephen Blose, the former president and chief executive officer of the Company and a former director, resigned his positions with the Company effective August 1, 1997 and is now employed by Bio-Rad. Alan Chodosh, the former chief financial officer of the Company, resigned his position with the Company effective June 6, 1997. Mr. Blose was instrumental in negotiating the Asset Purchase Agreement and in making the business and operational arrangements in contemplation of the winding-up of the Company. Mr. Chodosh has continued to assist the Company in fulfilling its reporting obligations under the Exchange Act. Both Mr. Blose and Mr. Chodosh have been available on a consulting basis to assist in the settlement of the Company's outstanding obligations and the winding-up of its affairs. It is contemplated that if the Bio-Rad Asset Sale is consummated, Mr. Blose will receive a success fee in the amount of up to $35,000, and Mr. Chodosh will receive a fee of up to $10,000. In addition, the Company has agreed to pay John Randall, a former senior software developer of the Company, a fee of up to $35,000 following consummation of the Bio-Rad Asset Sale. Mr. Randall's employment with Bio-Rad is a condition to Bio-Rad's obligation to consummate the Asset Purchase Agreement. Approval of the Plan will also constitute the approval by the Company's stockholders of the payment of all such compensation.

         Stock Options. As of June 30, 1997, the Company had outstanding options to acquire 555,000 shares of Common Stock at exercises prices of between $0.1193 and $0.75 per share. The options are held by certain current and former directors, officers and employees of the Company, including the following former directors and executive officers:


            NAME                       EXERCISE PRICE                 EXPIRATION DATE                 NO. OF SHARES

Stephen H. Blose                            $0.1193                   14-August-02                          65,000
                                               0.25                      15-Jan-03                          67,500
                                                                                                            ------
                                                                                                           132,500

Jon D. Randall                               0.1193                      14-Aug-02                          45,000
                                               0.25                      15-Jan-03                          67,000
                                                                                                            ------
                                                                                                           112,500

Alan P. Chodosh                              0.1193                      14-Aug-02                          45,000
                                               0.25                      15-Jan-03                          67,500
                                                                                                            ------
                                                                                                           112,500

Paul J. Collins                              0.1193                      14-Aug-02                          45,000
                                               0.25                      15-Jan-03                          67,500
                                                                                                            ------
                                                                                                           112,500

Total Stock Options                                                                                        470,000
                                                                                                           =======



The Plan provides that the options of the above former directors and executive officers (the "Options") outstanding on the Final Record Date will be settled for a cash payment in the amount of the positive difference, if any, between the aggregate liquidation amount per share of Common Stock and the exercise prices of such Options. The cash-out payment of the Options is expected to occur at the time of the final liquidating distribution to stockholders. The Options to be cashed-out include options of certain former employees to acquire 470,000 shares of Common Stock, which by the terms of the Options would otherwise have lapsed following the employees' termination of employment. The Board of Directors determined to cash-out these Options in order to honor certain commitments made to the holders thereof in order to induce them to perform certain services for the Company that were necessary to facilitate the liquidation and winding-up of the Company. Approval of the Plan will constitute the approval of the cash-out of the Options.

         Closing of Transfer Books. The Company will close its transfer books on the earlier date (the "Final Record Date") to occur of (i) the close of business on the date fixed by the directors for the final transfer or distribution by the Company of its assets to the Liquidating Trust or the stockholders, as the case may be, and (ii) the date on which the dissolution of the Company becomes effective under Delaware law. Thereafter, the Company will not record any further transfers of Common Stock and will not issue any new stock certificates, other than replacement certificates. It is anticipated that no further trading of the Company's shares will occur after the Final Record Date. All liquidating distributions from the Liquidating Trust or the Company on or after the Final Record Date will be made to stockholders pro rata according to their holdings of Common Stock as of the Final Record Date. Subsequent to the Final Record Date, the Company may, at its election, require stockholders to surrender certificates representing their shares of Common Stock in order to receive distributions. Stockholders should not forward their stock certificates before receiving instructions to do so. If surrender of stock certificates is required, all distributions otherwise payable by the Liquidating Trust or the Company, if any, to stockholders who have not surrendered their stock certificates may be held in trust for such stockholders, without interest, until the surrender of their certificates (subject to escheat pursuant to the laws relating to unclaimed property). If a stockholder's certificate evidencing the Common Stock has been lost, stolen or destroyed, the stockholder may be required to furnish the Company with satisfactory evidence of the loss, theft or destruction thereof, together with surety bond or other indemnity, as a condition to the receipt of any distribution.

         Indemnification. Pursuant to the Plan, the Company will indemnify its officers, directors, employees, agents and representatives for actions taken in connection with the Plan and the winding up of the affairs of the Company. The Company's obligation to indemnify such persons may also be satisfied out of assets of the Liquidating Trust established. The Liquidating Trust will similarly be authorized to indemnify the Liquidating Trustees and any employees, agents or representatives of the Liquidating Trust for actions taken in connection with the operations of the Liquidating Trust. Any claims arising in respect of such indemnification will be satisfied out of the assets of the Liquidating Trust.

         Dissolution of the Company. At such time as all of the assets of the Company, other than the Expense Reserve, have been distributed to the Liquidating Trust or to stockholders, a Certificate of Dissolution will be filed with the State of Delaware dissolving the Company. The dissolution of the Company will become effective, in accordance with Delaware law upon the filing of the Certificate of Dissolution with the Secretary of State of the State of Delaware or upon such later date as may be specified in the Certificate of Dissolution. Under Delaware law, the Company will continue to exist for three years after the dissolution becomes effective or for such longer period as the Delaware Court of Chancery shall direct, for the purposes of prosecuting and defending suits, whether civil, criminal or administrative, by or against it, and enabling the Company gradually to settle and close its business, to dispose of and convey its property, to discharge its liabilities and to distribute to its stockholders any remaining assets, but not for the purpose of continuing the business for which the Company was organized. Except for the requirements of Delaware law and the Exchange Act in connection with the Meeting of stockholders to vote on the Plan, and except for the filing of the Certificate of Dissolution and any required filings under federal or state tax laws, no federal or state regulatory requirements must be complied with or approvals obtained in connection with the dissolution.

AMENDMENT AND ABANDONMENT

         Under the Plan, if the Board of Directors determines that liquidation and dissolution are not in the best interests of the Company or its stockholders, the Board of Directors may direct that the Plan be abandoned. The Company nevertheless may cause the performance, without further stockholder approval, of any contract for the sale of assets theretofore executed which the Board of Directors deems to be in the best interests of the Company (except that the Company shall not consummate the Asset Purchase Agreement without stockholder approval thereof). The Board of Directors also may amend or modify the Plan if it determines such action to be in the best interests of the Company or its stockholders, without the necessity of further stockholder approval.

CONDUCT OF THE COMPANY FOLLOWING ADOPTION OF THE PLAN

         The Company effectively ceased business operations as of June 30, 1997, except for the collection of receivables, the negotiation, execution and performance of its obligations under the Asset Purchase Agreement and activities in connection with the anticipated winding up of the Company. Other than one administrative manager, all employees of the Company have resigned or been terminated. Following approval of the Plan, the Company expects to continue the process of winding-up its affairs, including, subject to stockholder approval and the satisfaction of certain other conditions, the consummation of the Bio-Rad Asset Sale, transfer of the Company's assets to the Liquidating Trust, payment of its obligations, liabilities and expenses and compliance with law. In the event the Bio-Rad Asset Sale is not consummated, the Company will seek to liquidate the Assets or transfer the Assets to the Liquidating Trust.

CERTAIN CLAIMS

         Certain of the Company's former distributors who have received notice of the Company's intended winding-up have either claimed that such winding-up would be in violation of their contractual rights with the Company or have otherwise made claims against the Company. The Company has denied liability under such claims and is in the process of attempting to resolve the claims on a consensual basis. The Company cannot predict at this time whether such claims will be resolved, the cost to the Company of any such resolution or, if such claims were litigated, what the outcome and cost of such litigation would be. The Company anticipates that the amount of the Contingency Reserve will reflect, in part, the possible liability of the Company under such claims. See "Unaudited Pro Forma Statement of Net Assets in Liquidation."

LISTING AND TRADING OF THE COMMON STOCK

         The Company currently intends to close its transfer books on the Final Record Date and at such time cease recording stock transfers and issuing stock certificates (other than replacement certificates). Accordingly, it is expected that trading in the shares will cease on or after such date. If the Bio-Rad Asset Sale is consummated, it is anticipated that the Final Record Date will occur shortly thereafter at or about the time that all of the Company's assets, other than the Expense Reserve, are transferred to the Liquidating Trust. In such case, all liquidating distributions to stockholders will be made by the Liquidating Trust. If the Bio-Rad Asset Sale is not consummated, the Board of Directors may determine not to transfer assets to the Liquidating Trust and to make liquidating distributions to stockholders from the Company. In such case, the Common Stock will continue to trade, but if any liquidating distributions are made to stockholders by the Company, the market price of the Common Stock will likely decline as a result of such distributions. Moreover, as a result of the adoption of the Plan and/or the resulting reduction in both the market price of the Common Stock and the Company's assets and stockholders' equity following stockholder distributions, the Common Stock may no longer satisfy the requirements for continued listing on the OTC Electronic Bulletin Board of the NASD. If such listing is terminated, the marketability of the shares of Common Stock, which have historically been thinly traded, may decline even further.

ABSENCE OF APPRAISAL RIGHTS

         Under Delaware law, the stockholders of the Company are not entitled to appraisal rights for their shares of the Company's capital stock in connection with the transactions contemplated by the Plan or to any similar rights of dissenters under Delaware law.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion is a general summary of the material federal income tax consequences of the Plan to the Company and its stockholders, but does not purport to be a complete analysis of all the potential tax effects. The discussion addresses neither the tax consequences that may be relevant to particular categories of investors subject to special treatment under certain federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, and foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, the IRS rulings and judicial decisions now in effect, all of which are subject to change at any time; any such changes may be applied retroactively. The following discussion has no binding effect on the IRS or the courts and assumes that the Company will liquidate substantially in accordance with the Plan. Distributions pursuant to the Plan may occur at various times and in more than one tax year. No assurances can be given that the tax treatment described herein will remain unchanged at the time of such distributions. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan, and the Company will not seek an opinion of counsel with respect to the anticipated tax treatment. The failure to obtain a ruling from the IRS or an opinion of counsel results in less certainty that the anticipated tax treatment summarized herein will be obtained. There can be no assurance that the Liquidating Trust will be treated as a liquidating trust for federal income tax purposes or that the distributions made pursuant to the Plan will be treated as liquidating distributions. If any of the conclusions stated herein proves to be incorrect, the result could be increased taxation at the Company and/or stockholder level, thus reducing the benefit to the stockholders and the Company from the liquidation.


         Consequences to the Company. After the approval of the Plan and until the liquidation is complete, the Company will continue to be subject to tax on its taxable income. The Company will generally recognize gain or loss on sales of its property pursuant to the Plan. Upon any distribution of property to stockholders or to the Liquidating Trust, the Company will generally recognize gain or loss as if such property was being sold to the stockholders at its fair market value. If it were determined that distributions made pursuant to the Plan were not liquidating distributions, the Company may not be able to recognize loss with respect to distributions of depreciated property to the stockholders and/or the Liquidating Trust.

         Consequences to Stockholders. As a result of the liquidation of the Company, a stockholder will recognize gain or loss equal to the difference between (i) the sum of the amount of cash and the fair market value of any property distributed to such stockholder directly or through the Liquidating Trust, and (ii) such stockholder's tax basis for his or her shares of Common Stock. A stockholder's tax basis in his or her shares will depend upon various factors, including the stockholder's cost and the amount and nature of any distributions received with respect thereto.

         A stockholder's gain or loss will be computed on a "per share" basis. If the Bio-Rad Asset Sale is consummated, the Company expects to make a single liquidating distribution to the Liquidating Trust. However, especially if the Bio-Rad Asset Sale is not consummated, the Company could make more than one liquidating distribution, each of which will be allocated proportionately to each share of Common Stock owned by a stockholder. The value of each liquidating distribution will be applied against and reduce a stockholder's tax basis in his or her shares of Common Stock. Gain will be recognized by reason of a liquidating distribution only to the extent that the aggregate value of such distributions received by a stockholder with respect to a share exceeds his or her tax basis for that share. Any loss will generally be recognized only when the final distribution from the Company has been received and then only if the aggregate value of the liquidating distributions with respect to a share is less than the stockholder's tax basis for that share. Gain or loss recognized by a stockholder will generally be treated as capital gain or loss provided the shares are held as capital assets. Such gain or loss will be subject to tax at the short-term, mid-term or long-term capital gain tax rate, depending on the period for which such shares are held by the stockholder. If it were to be determined, however, that distributions made pursuant to the Plan were not liquidating distributions, the result could be treatment of the distributions as dividends taxable at ordinary income rates, subject, in the case of corporate holders, to a dividends received deduction.

         The Company will provide stockholders and the IRS with a statement of the amount of cash and the fair market value of any property distributed to the stockholders during that year, at such time and in such manner as required by the Treasury Regulations.

         The Liquidating Trust. If the Company transfers assets to the Liquidating Trust, stockholders will be treated for tax purposes at the time of transfer as having received their pro rata share of property transferred to the Liquidating Trust, reduced by the amount of known liabilities assumed by the liquidating trust or to which the property transferred is subject. The
Liquidating Trust itself should not be subject to tax, assuming that it is treated as a liquidating trust for federal income tax purposes. After formation of the Liquidating Trust, stockholders must take into account for federal income tax purposes their allocable portion of any income, expense, gain or loss recognized by the trust. As a result of the transfer of property to the
Liquidating Trust and the ongoing operations of the Liquidating Trust, stockholders should be aware that they may be subject to tax, whether or not they have received any actual distributions from the Liquidating Trust with which to pay such tax.

         In addition, as indicated above, the Company has not obtained any IRS ruling as to the tax status of the Liquidating Trust, and there can be no assurance, therefore, that the IRS will agree with the Company's conclusions that the Liquidating Trust should be treated as a liquidating trust for federal income tax purposes. If it were determined that the Liquidating Trust should be classified for federal income tax purposes as an association taxable as a corporation (as a result of a change in law, changes in the IRS ruling guidelines or administrative positions, a change in facts or otherwise), income and losses of the Liquidating Trust would be reflected on its own tax return rather than being passed through to the Stockholders and the Liquidating Trust would be required to pay federal income taxes at corporate tax rates on its income. Furthermore, all or a portion of any distribution made to the Stockholders from the Liquidating Trust could be treated as a dividend subject to tax at ordinary income tax rates.

         Taxation of Non-United States Stockholders. Foreign corporations or persons who are not citizens or residents of the United States should consult their tax advisors with respect to the U.S. and non-U.S. tax consequences of the Plan.

         State and Local Income Tax Consequences. Stockholders may also be subject to liability for state and local taxes with respect to the receipt of liquidating distributions and their Interests in the Liquidating Trust. State and local tax laws may differ in various respects from federal income tax law. Stockholders should consult their tax advisors with respect to the state and local tax consequences of the Plan.

         THE FOREGOING SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS INCLUDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY STOCKHOLDER. THE TAX CONSEQUENCES OF THE PLAN MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF THE STOCKHOLDER. THE COMPANY RECOMMENDS THAT EACH STOCKHOLDER CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE PLAN.

                             PROTEIN DATABASES, INC.

           UNAUDITED PRO FORMA STATEMENT OF NET ASSETS IN LIQUIDATION
                                  JUNE 30, 1997

         The following Unaudited Pro Forma Statement of Net Assets in Liquidation assumes that the Plan had been approved by the Company's stockholders, and, accordingly, that the Company has adopted the liquidation basis of accounting as of June 30, 1997. Under the liquidation basis of accounting, assets are stated at their estimated net realizable values, and liabilities are stated at their anticipated settlement amounts.

         The valuation of assets and liabilities necessarily requires many estimates and assumptions by management and there are substantial uncertainties in carrying out the provisions of the Plan. The actual value of any liquidating distributions will depend upon a variety of factors including, but not limited to, if the Bio-Rad Asset Sale is consummated, the portion of the Holdback Amount that will be released to the Company from escrow and, if the Bio-Rad Asset Sale is not consummated, the actual proceeds from the sale of the Assets. Such factors also include the ultimate settlement amounts of the Company's liabilities and obligations, actual costs incurred in connection with carrying out the Plan, including management fees and administrative costs during the liquidation period, and the actual timing of the distributions.

         The valuations presented in the accompanying Unaudited Pro Forma Statement of Net Assets in Liquidation represent estimates, based on present facts and circumstances, of the estimated net realizable values of assets, assuming the Bio-Rad Asset Sale is consummated and that the entire Holdback Amount will be released to the Company, and the estimated cost associated with carrying out the provisions of the Plan based on the assumptions set forth in the accompanying notes. The actual values and costs are expected to differ from the amounts shown herein and could be higher or lower than the amounts estimated. Accordingly, it is not possible to predict the aggregate net values ultimately distributable to stockholders, and no assurance can be given that the amount to be received in liquidation will equal or exceed the price or prices at which the Common Stock traded historically or is expected to trade in the future.

         The Unaudited Pro Forma Statement of Net Assets in Liquidation should be read in conjunction with the notes thereto and the Company's financial statements included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996. The Unaudited Pro Forma Statement of Net Assets in Liquidation is not necessarily indicative of what the actual financial position of the Company would have been had the transactions contemplated in the Plan occurred at June 30, 1997, nor does it purport to represent the future financial position of the Company.

         The historical condensed balance sheet included within the Unaudited Pro Forma Statement of Net Assets in Liquidation is extracted from the Company's unaudited June 30, 1997 financial statements. In management's opinion, it includes all normal recurring adjustments necessary to a fair presentation.

                             PROTEIN DATABASES, INC.

           UNAUDITED PRO FORMA STATEMENT OF NET ASSETS IN LIQUIDATION



                                                              HISTORICAL           ADJUSTMENTS
                                                              CONDENSED             TO RECORD           PRO FORMA
                                                            BALANCE SHEET           ESTIMATED          LIQUIDATING
                                                            JUNE 30, 1997       REALIZABLE VALUE      BALANCE SHEET

ASSETS
Cash and cash equivalents..............................            $145,274         $1,000,000 (1)        $1,145,274
Accounts receivable....................................             139,277            (10,000)(2)           129,277
Inventory..............................................              28,572            (28,572)(2)                 0
Prepaid expenses ......................................               8,672             (8,672)(2)                 0
Property and Equipment.................................             154,365           (154,365)(2)                 0
Other assets...........................................               9,020             (9,020)(2)                 0
                                                                 ----------         -----------          -----------
     Total.............................................            $485,180            $789,371           $1,274,551
                                                                   ========          ==========           ==========

LIABILITIES
Accounts payable.......................................              87,967                   0 (3)           87,967
Accrued expenses.......................................              58,064                   0 (3)           58,064
Unearned revenue.......................................              24,520                   0 (3)           24,520
Shut down costs and contingency reserve................                   0             550,000 (3)          550,000
                                                               ------------             -------              -------
                                                                    170,551             550,000              720,551
                                                                    -------             -------              -------
SHAREHOLDERS' EQUITY
Common Stock...........................................              14,597                   0               14,597
Additional paid-in capital.............................           8,519,636                   0            8,519,636
Accumulated deficit....................................          (8,219,604)            789,371 (2)       (7,980,233)
                                                                                       (550,000)(3)
                                                              -------------           ---------
                                                                    314,629             239,371              554,000
                                                                    -------             -------              -------
     Total.............................................            $485,180            $789,371           $1,274,551
                                                                   ========            ========           ==========

ESTIMATED NET ASSETS AVAILABLE FOR
  LIQUIDATION..........................................                                 $91,360(4)          $645,360
                                                                                        =======             ========
NUMBER OF SHARES ESTIMATED TO BE
  OUTSTANDING..........................................           1,459,724             470,000(4)         1,929,724
                                                                  =========             =======            =========
ESTIMATED NET ASSETS AVAILABLE FOR
  LIQUIDATION PER OUTSTANDING SHARE....................                                                       $ 0.33
                                                                                                              ======




THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS UNAUDITED PRO FORMA STATEMENT OF NET ASSETS IN LIQUIDATION.

                             PROTEIN DATABASES, INC.

       NOTES TO UNAUDITED PRO FORMA STATEMENT OF NET ASSETS IN LIQUIDATION
                                  JUNE 30, 1997



(1) Adjustment to record management's estimate of the proceeds received from the Bio-Rad Asset Sale.

(2)  Net estimated loss on disposition of the assets.

(3) Establishment at June 30, 1997 of a contingency reserve, which the Company believes will be adequate for payment of all expenses and other known liabilities and possible contingent obligations, as well as an amount estimated to be required to carry out the Plan.

                                                                                                 INCREASE/(DECREASE)
                                                                                AMOUNT OF                 TO
                                                                           CONTINGENCY RESERVE   SHAREHOLDERS' EQUITY
Existing liabilities at June 30, 1997:
  Accounts payable .....................................................            $ 87,967
  Accrued expenses......................................................              58,064
  Unearned revenue......................................................              24,520
Shut down costs and estimated operating costs (including
  compensation) to administer the Plan through dissolution..............             250,000            $(250,000)
Reserve for other contingencies.........................................             300,000             (300,000)
                                                                                   ---------           -----------
                                                                                    $720,551            $(550,000)
                                                                                    ========            ==========

(4) Represents the aggregate exercise price of the options of certain former employees of the Company to acquire shares of Common Stock at prices between $0.1193 to $0.25 per share that will be "cashed-out" in connection with the final liquidating distribution of the Company's assets to its stockholders for an amount equal to the positive difference between the aggregate liquidation amount per share of Common Stock and the exercise prices of such options. See "Principal Provisions of the Plan--Stock Options."

RECOMMENDATION AND VOTE

         Approval of the Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company.

         THE BOARD OF DIRECTORS OF THE COMPANY, AFTER CAREFUL REVIEW AND CONSIDERATION OF THE TERMS OF THE PLAN, BELIEVES THAT THE LIQUIDATION OF THE COMPANY IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE APPROVAL OF THE PLAN.


                                   PROPOSAL 2

                      APPROVAL OF ASSET PURCHASE AGREEMENT

GENERAL

         The Board of Directors of the Company is proposing that, at the Meeting, the stockholders approve the Asset Purchase Agreement, dated as of July 16, 1997, by and between the Company and Bio-Rad. A copy of the Asset Purchase Agreement is attached as Exhibit B to this Proxy Statement. The material features of the Asset Purchase Agreement are summarized below; this summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Asset Purchase Agreement. STOCKHOLDERS ARE URGED TO READ THE ASSET PURCHASE AGREEMENT IN ITS ENTIRETY.

BACKGROUND

         See "Approval of Plan of Liquidation and Dissolution--Background" and "--Reasons for the Plan; Directors' Recommendation" for a discussion of the background and reasons for the determination by the Board of Directors of the Company to liquidate and wind-up the affairs of the Company. In accordance with the Board's determination that it would not be economical to continue the operations of the Company as an independent entity, the Company began in March 1996 to seek a buyer for the Company or its assets. The Company approached a number of competitors and major distributors to solicit interest in a possible business combination. With the exception of Bio- Rad, none of the parties approached expressed a serious interest in such a transaction. Bio-Rad indicated that it would be willing to consider an acquisition of the Company, but only if the transaction were structured as an asset acquisition in which Bio-Rad would assume only selected liabilities.

         The Company and Bio-Rad commenced preliminary discussions concerning the acquisition transaction in December 1996. On April 8, 1997, the Company announced that it was in discussions concerning a possible sale of its business for a purchase price of approximately $1,000,000. During the months of May and June 1997, the parties exchanged drafts of the Asset Purchase Agreement, and negotiated the terms of the acquisition, including the price, the Holdback Amount and the duration and other provisions of the escrow arrangements to which the Holdback Amount is subject. During this period, the Company also furnished Bio-Rad with requested due diligence materials. Bio-Rad also requested, and the Company agreed to, a royalty free software license agreement (the "Interim License Agreement"), pursuant to which Bio-Rad would be given the right to use the Company's proprietary software for limited purposes during the period between the execution of the Asset Purchase Agreement and the consummation of the Bio-Rad Asset Sale.

         The Asset Purchase Agreement and the Interim License Agreement were approved by the Board of Directors by unanimous written consent dated as of July 14, 1997, and were subsequently executed by the parties. The Company publicly announced the execution of the Asset Purchase Agreement by press release on July 21, 1997.

REASONS FOR THE ASSET PURCHASE AGREEMENT; DIRECTORS' RECOMMENDATION

         The Board of Directors has agreed to the Asset Purchase Agreement for substantially the same reasons that the Board has determined that it is in the best interests of stockholders to liquidate and wind-up the affairs of the Company, including in particular:

          o the lack of effective distribution channels for the Company's products;

          o the Company's continuing losses, its loss, and inability to replace, key personnel and its inability to compete effectively;

          o the inability of the Company to continue to develop its products and the likelihood that without such development the Company's product's will decline in value unless they are sold promptly; and

          o the lack of serious interest in acquiring the Company's business by any party other than Bio-Rad.

         BASED UPON THE FOREGOING, THE BOARD OF DIRECTORS UNANIMOUSLY RECOM-MENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE ASSET PURCHASE AGREEMENT.

         If the Asset Purchase Agreement is not approved by the stockholders, the Board of Directors will explore the alternatives then available with respect to its assets. In such event, subject to stockholder approval of the Plan, no further stockholder approval will be sought with regard to the specific terms of any dispositions of the assets of the Company approved by the Board of Directors of the Company or, if applicable, the Liquidating Trustees. Approval of the Plan shall constitute approval of any and all such dispositions.

PRINCIPAL PROVISIONS OF THE ASSET PURCHASE AGREEMENT

         The following description of the certain material terms of the Asset Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit B to this Proxy Statement.

         Transfer of Assets. The Company will transfer to Bio-Rad substantially all of the assets of the Company (other than certain excluded assets) used or held in connection with the Company's business of developing, marketing and selling software systems for protein and DNA analysis for life science research and biotechnology applications. The assets to be transferred include intellectual property, computers and software, inventory, fixed assets, property, plant and equipment, and certain contract rights. The assets do not include cash, cash equivalents and accounts receivable.

         Assumption of Liabilities. Bio-Rad will assume the liabilities and obligations of the Company under certain contracts and permits as well as after-sale and warranty obligations with respect to products manufactured and sold by the Company prior to the closing. Bio-Rad will not assume any liabilities of the Company except as explicitly provided.

         Purchase Price. In consideration for the sale and transfer of the assets, Bio-Rad has agreed to pay the Company the sum of $1,000,000 (the "Purchase Price"). The Purchase Price, less the Holdback Amount, will be paid in cash at the closing of the Bio-Rad Asset Sale.

         Holdback Amount; Escrow. The Asset Purchase Agreement provides for a Holdback Amount equal to $300,000, to satisfy the Company's indemnification obligations, if any, under the Asset Purchase Agreement. $200,000 of such Holdback Amount will be available only for claims, if any, related to or arising out of a license agreement with a third party, and $100,000 will be available for the satisfaction of indemnification claims generally. The Holdback Amount will be placed in escrow with [La Salle National Bank], as escrow agent, and will be released to the

Company, net of the amount of any claims by Bio-Rad, on the eleventh month anniversary of the closing of the Bio- Rad Asset Sale.

         Representations and Warranties. The Company and Bio-Rad have made representations and warranties to each other, and have agreed to certain covenants, which are customary in transactions of this nature.

         Conditions to Closing. The respective obligations of the parties to consummate the transactions contemplated by the Asset Purchase Agreement are subject to a number of conditions, including, among others, approval of the Asset Purchase Agreement by the Company's stockholders, the continuing accuracy of the representations and warranties and compliance with all covenants and obligations of the respective parties. It is also a condition to the obligation of Bio-Rad to consummate the transaction that John Randall, a former vice president of research and development and senior programmer of the Company, be employed by Bio-Rad on the date of the closing. Mr. Randall has entered into an employment agreement with Bio-Rad effective July 15, 1997, and will receive a payment from the Company in the amount of $35,000 upon the closing of the transaction.

         Indemnification. The Company and Bio-Rad have agreed to indemnify and hold harmless the other against and in respect of any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, damages, losses, liabilities, taxes and deficiencies and penalties and interest thereon resulting from, among other matters, any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on their part. All representations and warranties of the parties shall survive the execution and delivery of the Asset Purchase Agreement and shall continue in full force and effect for a period of eleven months after the closing date. No indemnity shall be payable based upon, arising out of or otherwise in respect of any inaccuracy or any breach of representation or warranty with respect to any loss of less than $14,500.

         Termination; Amendment. The Asset Purchase Agreement may be terminated and the transactions contemplated thereby may be abandoned (i) by mutual consent of the Company and Bio-Rad; (ii) by the Company or Bio-Rad if the closing shall not have occurred on or before December 31, 1997; or (iii) by either the Company or Bio-Rad if there is a material breach of any material representation or warranty of the other party or if any material covenant or condition be performed by the other party has not been satisfied or waived. In the event of any termination of the Asset Purchase Agreement, such agreement shall become void and have no further force and effect, and there shall be no liability on the part of any of the parties except for any willful breach of the Asset Purchase Agreement occurring prior to termination.

         Expenses. The parties to the Asset Purchase Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance thereof and the transactions contemplated thereby.

INTERIM LICENSE AGREEMENT

         The Company has granted to Bio-Rad a royalty free license to use the Company's proprietary software which constitutes a portion of the Assets. The purpose of the license is to enable Bio-Rad to familiarize itself with the software pending the closing of the Bio-Rad Asset Sale and thereby be positioned to begin marketing the products that it is acquiring from the Company promptly upon consummation of the transaction. Under the terms of the license, Bio-Rad is permitted to use the software only for itself and may not provide the software to any third party, except for the use of such software to service the existing customers of the Company.

         The Interim License Agreement will terminate on the earliest to occur of (i) the consummation of the Bio- Rad Asset Sale, (ii) the termination of the Asset Purchase Agreement by the Company in accordance with its terms; (iii) the termination of the Asset Purchase Agreement by Bio-Rad for any reason, and (iv) January 16, 1998, subject to extension to April 16, 1998 if the Asset Purchase Agreement has not been consummated.

ABSENCE OF APPRAISAL RIGHTS

         Under Delaware law, the stockholders of the Company are not entitled to appraisal rights for their shares of the Company's stock in connection with the transactions contemplated by the Asset Purchase Agreement or to any similar rights of dissenters under Delaware law.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion is a general summary of the material federal income tax consequences of the Asset Purchase Agreement to the Company, but does not purport to be a complete analysis of all the potential tax effects. The discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. The discussion is based upon the Code, Treasury Regulations, IRS rulings and judicial decisions now in effect, all of which are subject to change at any time; any such changes may be applied retroactively. The following discussion has no binding effect on the IRS or the courts and assumes that the Company will consummate the Asset Purchase Agreement substantially in accordance with its terms.

         The Company will recognize taxable gain or deductible loss on the sale of each asset pursuant to the Asset Purchase Agreement. The amount of such gain or loss will be the difference between the Company's adjusted tax basis for each asset and the amount of consideration received for that asset (reduced by the costs of the transaction allocable to that asset).

         It is anticipated that the net taxable income recognized by the Company as a result of the sale of the Assets pursuant to the Asset Purchase Agreement will not create a current regular federal income tax liability because of (a) the Company's anticipated level of operating losses and expenses for the fiscal year ending December 31, 1997 and (b) the Company's available net operating loss carry forwards.

         The Company also anticipates that its level of operating losses and expenses for the fiscal year ending December 31, 1997 will cause it to have no alternative minimum taxable income for such year for purposes of the federal alternative minimum tax ("AMT"). Since, under the AMT, only 90% of alternative minimum taxable income can be reduced by net operating loss carry forwards, if the Company has alternative minimum taxable income for the fiscal year ending December 31, 1997 (without regard to net operating loss carry forwards), it would have to pay federal alternative minimum tax on a portion of the net taxable income recognized as a result of the sale of its assets pursuant to the Asset Purchase Agreement. It is anticipated that such tax will not exceed 2% of any such income.

         The stockholders will not recognize any gain or loss as a result of the sale of the Assets pursuant to the Asset Purchase Agreement.

STATE AND LOCAL INCOME TAX CONSEQUENCES

         The Company may be subject to liability for state and local taxes with respect to the consummation of the Asset Purchase Agreement.

RECOMMENDATION AND VOTE

         Approval of the Asset Purchase Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company.

         THE BOARD OF DIRECTORS OF THE COMPANY, AFTER CAREFUL REVIEW AND CONSIDERATION OF THE TERMS OF THE ASSET PURCHASE AGREEMENT, BELIEVES THAT ITS CONSUMMATION IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE APPROVAL OF THE ASSET PURCHASE AGREEMENT.

                                   PROPOSAL 3

                           APPROVAL OF CHANGE OF NAME

         On [_____], the Board of Directors adopted, subject to the approval of the Company's stockholders, an amendment to the Company's Certificate to Incorporation to change the name of the Company to "IDP Liquidating Corp." The current name of the Company is Protein Databases, Inc.

REASONS FOR THE CHANGE OF NAME

         Pursuant to the Asset Purchase Agreement, the Company is required to change its corporate name so as not to include the words "Protein Databases" or "PDI" or any other name or mark that has such a near resemblance thereto as may be likely to cause confusion or mistake to the public. The Board of Directors has determine that the new name -- "IDP Liquidating Corp." -- would satisfy such restriction.

         If the Company's stockholders approve the proposal to change the Company's name, such proposal will become effective on the date a certificate of amendment to the Company's Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, the Company's state of incorporation.

RECOMMENDATION AND VOTE

         Approval of the proposal to change the name of the Company requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company.

         THE BOARD OF DIRECTORS BELIEVES THAT IT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS TO CHANGE ITS CORPORATE NAME AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO CHANGE THE NAME OF THE COMPANY TO "IDP LIQUIDATING CORP."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, to the knowledge of the Company, certain information as to the shares of Common Stock beneficially owned as of the Record Date (except as noted below) (i) by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) by each of the Company's directors, and (iii) by all executive officers and directors as a group. The stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.


                                                                          NUMBER OF SHARES          APPROXIMATE
                         NAME AND ADDRESS OF                                AND NATURE OF          PERCENTAGE OF
                           BENEFICIAL OWNER                             BENEFICIAL OWNERSHIP   OUTSTANDING SHARES (1)

Princeton/Montrose Partners...........................................             730,545 (2)            50.05%
  243 North Highway 101, Suite 13
  Solana Beach, CA  92076
Ronald R. Hahn........................................................                   - (3)              -
  243 North Highway 101, Suite 13
  Solana Beach, CA  92076
Joel A. Fontaine......................................................                   -                  -
  775 Park Avenue, Suite 255
  Huntington, NY  11743
Stephen H. Blose......................................................             134,813 (4)             8.47%
  775 Park Avenue, Suite 255
  Huntington, NY  11743
Jon D. Randall........................................................             112,500 (5)             7.16%
  775 Park Avenue, Suite 255
  Huntington, NY  11743
Alan P. Chodosh.......................................................             112,500 (5)             7.16%
  775 Park Avenue, Suite 255
  Huntington, NY  11743
Paul J. Collins.......................................................             112,500 (5)             7.16%
  775 Park Avenue, Suite 255
  Huntington, NY  11743
All executive officers and directors as a group (2 persons)...........             730,545 (6)            50.05%


----------------

(1) The percentages are calculated on the basis of 1,459,724 shares of Common Stock outstanding as of the Record Date. For each beneficial owner, shares of Common Stock subject to convertible securities exercisable within 60 days of the Record Date are deemed outstanding for purposes of computing the percentage ownership of such beneficial owner.

(2)  Princeton/Montrose  Partners is controlled by its general partners,  Ronald
     R. Hahn, Chairman of the Board, President and Secretary of the Company, and Donald R. Stroben. Mr. Hahn disclaims any beneficial ownership in the shares of Common Stock owned by Princeton/Montrose Partners.

(3) Does not include shares of Common Stock issuable upon the exercise of warrants and stock options.

(4) Includes 132,500 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of the Record Date.

(5) Consists of 112,500 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of the Record Date.

(6) Includes the shares of Common Stock owned by Princeton/Montrose Partners (see Note 2 above).

                              INDEPENDENT AUDITORS

         Grant Thornton LLP served as the Company's independent auditors for the fiscal year ended December 31, 1996. The Board of Directors does not expect any representative of Grant Thornton LLP to attend the Meeting.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.

         This Proxy Statement is accompanied by a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 and Quarterly Report on Form 10-QSB for the period ended June 30, 1997.

         The Company hereby incorporates by reference into this Proxy Statement the following documents as filed with the Securities Exchange Commission (the "SEC") pursuant to Section 13 or 15(d) of the Exchange Act:

          (i) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, as amended; and

          (ii) the Company's Quarterly Report on Form 10-QSB for the period ended June 30, 1997.


                                   FORM 10-KSB

         A copy of the Company's Form 10-KSB for the fiscal year ended December 31, 1996, as filed with the SEC (excluding exhibits), will be forwarded, without charge, to any stockholder of the Company entitled to vote at the Meeting, upon written request to the Company at 775 Park Avenue, Suite 255, Huntington, New York 11743, Attention: Corporate Secretary.

                                              By Order of the Board of Directors



                                              RONALD R. HAHN
                                              Secretary

Huntington, New York
o

                                                                       EXHIBIT A

                 PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION OF
                             PROTEIN DATABASES, INC.

         This Plan of Complete Liquidation and Dissolution (the "Plan") of Protein Databases, Inc., a Delaware corporation (the "Company"), is intended to accomplish the complete liquidation and dissolution of the Company in accordance with the Delaware General Corporation Law and Section 331 of the Internal Revenue Code of 1986, as amended (the "Code"), as follows:

         1. The Board of Directors of the Company has adopted this Plan and called a meeting of the Company's stockholders to take action on the Plan. If at said meeting of the Company's stockholders a majority of the outstanding common stock, par value $.01 per share, of the Company (the "Common Stock") votes for the adoption of this Plan, the Plan shall constitute the adopted Plan of the Company as of the date on which such stockholder approval is obtained (the "Adoption Date").

         2. The Company has entered into an Asset Purchase Agreement, dated as of July 16, 1997 (the "Asset Purchase Agreement"), with Bio-Rad Laboratories, Inc., a Delaware corporation ("Bio-Rad"), providing for the sale to Bio-Rad of substantially all of its assets other than cash, cash equivalents and accounts receivable (such sale being referred to as the "Bio-Rad Asset Sale").

         3. After the Adoption Date, the Company shall not engage in any business activities except to the extent necessary to preserve the values of its assets, wind up its business and affairs and distribute its assets in accordance with this Plan.

         No later than thirty (30) days following the Adoption Date, the Company shall file Form 966 with the Internal Revenue Service.

         4. From and after the Adoption Date, the Company shall complete the following corporate actions:

                    (a) If the Bio-Rad Asset Sale is consummated, then, as soon as practicable following the closing thereof, the Company shall transfer substantially all of the assets of the Company, including the proceeds received at the closing of the Bio-Rad Asset Sale, after deduction of cash amounts for the payment of the Company's outstanding liabilities and obligations and for the funding of the Company's expenses in liquidation, to a liquidating trust (the "Liquidating Trust") (established pursuant to Section 7 hereof) for the pro rata benefit of the stockholders of the Company of record on the date of liquidation or dissolution.

                         If the Bio-Rad  Asset Sale is not  consummated  and the
                    Asset  Purchase  Agreement  is  terminated,   the  Board  of
                    Directors shall determine whether and when to (i) transfer the Company's assets, including the assets that had been subject to the Asset Purchase Agreement, to the Liquidating Trust, or (ii) collect, sell, exchange or otherwise dispose of all of its property and assets (other than cash, cash equivalents and accounts receivable) in one or more transactions upon such terms and conditions and for such consideration as the Board of Directors, in its absolute discretion, deems expedient and in the best interests of the Company and its stockholders. In connection with such collection, sale, exchange or other disposition, the Company shall marshall its assets and collect or make provision for the collection of all accounts receivable, debts and claims owing to the Company.

                    (b) The Company shall pay or, as determined by the Board of Directors, make reasonable provision to pay, all claims, liabilities and obligations of the Company, including all contingent, conditional or unmatured claims known to the Company and all claims which are known to the Company but for which the identity of the claimant is unknown.

                    (c) The Company or the Liquidating Trust shall distribute pro rata to the Company's stockholders all its remaining property and assets, including the proceeds of any sale, exchange or disposition, except such property or assets as are required for paying or making provision for the claims, liabilities and obligations of the Company. Such distribution may occur all at once or in a series of distributions and may be in such manner, and at such time or times, as the Board of Directors or the Liquidating Trustees, in their absolute discretion, may determine. If and to the extent deemed necessary, appropriate or desirable by the Board of Directors or the Liquidating Trustees, in their absolute discretion, the Company may establish and set aside a reasonable amount (the "Contingency Reserve") to satisfy claims and potential claims against the Company (other than claims of a stockholder in its capacity as such), including, without limitation, tax obligations, and all expenses of the sale of the Company's property and assets, of the collection and defense of the Company's property and assets, and of the liquidation and dissolution provided for in this Plan. The Contingency Reserve may consist of cash and/or property.

         5. The distributions to the Company's stockholders pursuant to Section 4 hereof shall be in complete redemption and cancellation of all of the outstanding Common Stock of the Company. As a condition to receipt of any distribution to the Company's stockholders, the Board of Directors or the Liquidating Trustees, in their absolute discretion, may require stockholders to
(i) surrender their certificates evidencing the Common Stock to the Company or its agent for recording of such distributions thereon or (ii) furnish the Company with evidence satisfactory to the Board of Directors or the Liquidating Trustees of the loss, theft or destruction of their certificates evidencing the Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board of Directors or the Liquidating Trustees ("Satisfactory Evidence and Indemnity"). As a condition to receipt of any final distribution to the Company's stockholders, the Board of Directors or the Liquidating Trustees, in their absolute discretion, may require stockholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agent for cancellation or (ii) furnish the Company with Satisfactory Evidence and Indemnity.

         The Company will finally close its stock transfer books and discontinue recording transfers of Common Stock on the earlier to occur of (i) the close of business on the record date fixed by the Board of Directors for the final liquidating distribution to the Liquidating Trust or the stockholders, as the case may be, or (ii) the date on which the Company ceases to exist under the Delaware General Corporation Law (following any post-dissolution continuation period thereunder), and thereafter certificates representing Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

         6. If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered its certificates evidencing the Common Stock as required hereunder or for any other reason, the distribution to which such stockholder is entitled (unless transferred to the Liquidating Trust) shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

         7. If deemed necessary, appropriate or desirable by the Board of Directors, in its absolute discretion, in furtherance of the liquidation and distribution of the Company's assets to the Company's stockholders, as a final liquidating distribution or from time to time, the Company shall transfer to the Liquidating Trust any assets of the Company which are (i) not reasonably susceptible to distribution to the Company's stockholders, including assets held on behalf of the Company's stockholders (a) who cannot be located or who do not tender their certificates evidencing the Common Stock to the Company or its agent as hereinabove required or (b) to whom distributions may not be made based upon restrictions under contract or law, including, without limitation, restrictions of the federal securities laws and regulations promulgated thereunder or (ii) held as the Contingency Reserve.

         The Board of Directors is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the Liquidating Trustee or Trustees for the benefit of the Company's stockholders and to receive any assets of the Company. Any Liquidating Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, the Liquidating Trustees shall have the full power to liquidate, deal with, give receipt for and manage all of the property and assets conveyed to the Liquidating Trustees by the Company, to the exclusion of the Company and its officers and directors. Any such conveyance to the Liquidating Trustees shall be in trust for the stockholders of the Company (who shall be considered the owners of the Liquidating Trust within the meaning of Subpart E of Subchapter J of the Code) and not for the use or benefit of the Liquidating Trustees or any other person and any assumption of liabilities and obligations of the Company by the Liquidating Trustees shall be solely in their capacity as Liquidating Trustee. The Company, subject to this Section 7 and as authorized by the Board of Directors, in its absolute discretion, may enter into a liquidating trust agreement with the Liquidating Trustees, on such terms and conditions as the Board of Directors, in its absolute discretion, may deem necessary, appropriate or desirable. Approval of this Plan by a majority of the outstanding Common Stock shall constitute the approval of the Company's stockholders of any such appointment and any such liquidating trust agreement as their act and as a part hereof as if herein written.

         8. Whether or not a Liquidating Trust shall have been established pursuant to Section 7, in the event it should not be feasible for the Company to make the final distribution to stockholders of all assets and properties of the Company prior to the date which is one year after the Adoption Date, then, on or before such date, the Company shall be required to establish a Liquidating Trust pursuant to Section 6 and transfer any remaining assets and properties (including, without limitation, any uncollected claims, contingent assets and the Contingency Reserve) to the Liquidating Trustees as set forth in Section 7.

         9. After the Adoption Date, the officers of the Company shall, at such time as the Board of Directors, in its absolute discretion, deems necessary, appropriate or desirable, obtain any certificates required from the Delaware tax authorities and, upon obtaining such certificates, the Company shall file with the Secretary of State of the State of Delaware a certificate of dissolution (the "Certificate of Dissolution") in accordance with Section 275 of the Delaware General Corporation Law.

         10. Approval of this Plan by a majority of the outstanding Common Stock shall constitute the approval of the Company's stockholders of the sale, exchange or other disposition, in liquidation of all of the property and assets of the Company not otherwise distributed to the stockholders, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on approval of this Plan.

         11. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board of Directors, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of this Plan.

         12. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board of Directors, pay to the Company's present or former officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan.

Approval of this Plan by a majority of the outstanding Common Stock shall constitute the approval of the Company's stockholders of the payment of any such compensation.

         13. The Company shall continue to indemnify its present and former officers, directors, employees, agents and representatives in accordance with its certificate of incorporation, as amended, and by-laws and any contractual arrangements for actions taken in connection with this Plan and the winding up of the affairs of the Company. The Company's obligation to indemnify such persons may be satisfied out of the assets of the Liquidating Trust. The Board of Directors and the Liquidating Trustees, in their absolute discretion, are authorized to obtain and maintain insurance as may be necessary to cover the Company's obligations hereunder.

         14. Notwithstanding approval of this Plan and the transactions contemplated hereby by the Company's stockholders, the Board of Directors may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the Company's stockholders to the extent permitted by the Delaware General Corporation Law.

         15. The Board of Directors of the Company is hereby authorized, without further action by the Company's stockholders, to do and perform or cause the officers of the Company, subject to approval of the Board of Directors, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board of Directors, to implement this Plan and the transactions contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

                                                                       EXHIBIT B


                            ASSET PURCHASE AGREEMENT

                                 by and between

                             PROTEIN DATABASES, INC.

                                  as "Seller,"

                                       and

                           BIO-RAD LABORATORIES, INC.

                                   as "Buyer"


                                Dated: July   , 1997

                                    EXHIBITS

Exhibit

   A              Facilities.........................................      A-1

   B              Allocation of Purchase Price.......................      B-1

   C              Bill of Sale.......................................      C-1

   D              Assignment of Leases...............................      D-1

   E              Assignment and Assumption of Contract Rights.......      E-1

   F              Assignment of Patents, Trademarks and Copyrights...      F-1

   G              Required Consents or Approvals of Buyer............      G-1

   H              Agreement Not to Compete...........................      H-1

   I              Source Code Verification Protocol..................      I-1

   J              Confidentiality Agreement..........................      J-1

   K              Escrow Agreement...................................      K-1

   L              John Randall Employment Agreement..................      L-1

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement, dated as of July , 1997, is by and between Bio-Rad Laboratories, Inc., a Delaware corporation ("Buyer"), and Protein Databases, Inc., a Delaware corporation ("Seller").

                                    RECITALS

         A. Seller owns certain assets which it uses in the conduct of the Business (as defined below).

         B. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, such assets upon the terms and subject to the conditions of this Agreement.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.1 Defined Terms. As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

         "Action" shall mean any action,  claim, suit,  litigation,  proceeding,
labor  dispute,   arbitral  action,   governmental  audit,   inquiry,   criminal
prosecution, investigation or unfair labor practice charge or complaint.

         "Ancillary   Agreement"   shall   mean:   Agreement   Not  to  Compete,
substantially in the form attached hereto as Exhibit H.

         "Assets" shall mean all of the right, title and interest in and to the business, properties, assets and rights of any kind, whether tangible or intangible, real or personal and constituting, or used or useful in connection with, or related to, the Business owned by Seller or in which Seller has any interest, including without limitation all of Seller's right, title and interest in the following:

         (a) all Contract Rights;

         (b) Equipment;

         (c) all Inventory;

         (d) all Proprietary Rights relating to the Business;

         (e) to the extent transferable, all Permits;

         (f) all computers and software;

         (g) all Insurance Policies, to the extent assignable;

         (h) all available supplies, sales literature, promotional literature, customer, supplier and distributor lists, art work, and display units, related to the Business;

         (i) all rights under or pursuant to all warranties, representations and guarantees made by suppliers in connection with the Assets or services furnished to Seller pertaining to the Business or affecting the Assets, to the extent such warranties, representations and guarantees are assignable;

but excluding therefrom the Excluded Assets.

         "Balance Sheet" shall mean the balance sheet of Seller at the date indicated thereon, together with the notes thereon.

         "Books and Records" shall mean (a) all records and lists of Seller pertaining to the Assets, (b) all records and lists pertaining to the Business, customers, suppliers or personnel of Seller, and (c) all product, business and marketing plans of Seller.

         "Business" shall mean the Seller's business of the development, marketing and selling of software systems for protein and DNA analysis for life science research and biotechnology applications, all as it relates to the Assets transferred to Buyer hereunder.

         "Closing Date" shall mean October 30, 1997, or such earlier date as Buyer and Seller shall reasonably mutually agree upon if Seller has obtained the consent of its Shareholders to this Asset Purchase Agreement.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

         "Contract" shall mean any agreement, contract, note, loan, evidence of indebtedness, purchase, order, letter of credit, indenture, security or pledge agreement, franchise agreement, undertaking, practice, covenant not to compete, employment agreement, license, instrument, obligation or commitment to which Seller is a party or is bound and which relates to the Business or the Assets, whether oral or written, but excluding all Leases.

         "Contract Rights" shall mean all of Seller's rights and obligations under the Contracts listed on Schedule 4.7 and not rejected by Buyer and under any Contracts not so listed which Buyer, in its sole discretion, elects to accept and assume.

         "Copyrights" shall mean registered copyrights, copyright applications and unregistered copyrights.

         "Court Order" shall mean any judgment, decision, consent decree, injunction, ruling or order of any federal, state or local court or governmental agency, department or authority that is binding on any person or its property under applicable law.

         "Default" shall mean (a) a breach of or default under any Contract or Lease, (b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract or Lease, or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract or Lease.

         "Disclosure Schedule" shall mean a schedule executed and delivered by Seller to Buyer as of the date hereof which sets forth the exceptions to the representations and warranties contained in Article IV hereof and certain other information called for by this Agreement. Unless otherwise specified, each reference in this Agreement to any numbered schedule is a reference to that numbered schedule which is included in the Disclosure Schedule.

         "Encumbrance" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

         "Excluded  Assets,"   notwithstanding   any  other  provision  of  this
Agreement, shall mean the following assets of Seller which are not to be acquired by Buyer hereunder:

         (a) accounts notes and other receivables;

         (b) all cash and cash equivalents held by Seller;

         (c) all Permits, to the extent not transferable;

         (d) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind against any person or entity arising out of or relating to the Assets to the extent related to the Excluded Liabilities;

         (e) all refunds, deposits, prepayments or prepaid expenses (including without limitation any prepaid insurance premiums) of Seller;

         (f) all Books and Records;

         (g) all deposits and prepaid expenses of Seller;

         (h) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind, against any person or entity, including without limitation any liens, security interests, pledges or other rights to payment or to enforce payment in connection with products delivered by Seller on or prior to the Closing Date; and


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

         (i) the equipment listed on Schedule 1.l.

         "Facilities" shall mean all plants, offices, manufacturing facilities, stores, warehouses, improvements, administration buildings, and all real property and related facilities which are identified or listed on Exhibit "A" attached hereto.

         "Facility Lease(s)" shall mean all of the leases of Facilities listed on Schedule 4.7.

         "Financial   Statements"   shall  mean  the  1996  Year-End   Financial
Statements and the Quarterly Financial Statements for the quarter ended March 31, 1997.

         "Fixtures and Equipment" shall mean all of the furniture, fixtures, furnishings, machinery, spare parts, supplies, equipment, tooling, molds, patterns, dies and other tangible personal property owned by Seller and used in connection with the Business, wherever located and including any such Fixtures and Equipment in the possession of any of Seller's suppliers, including all warranty rights with respect thereto.

         "Insurance Policies" shall mean the insurance policies related to the Assets listed on Schedule 4.22.

         "Interim Balance Sheet" shall mean the unaudited Balance Sheet dated the Interim Balance Sheet Date.

         "Interim Balance Sheet Date" shall mean March 31, 1997.

         "Interim Financial Statements" shall mean the Interim Balance Sheet and the unaudited statements of operations, changes in shareholders' equity and cash flow for the period ended on the Interim Balance Sheet Date.

         "Inventory" shall mean all of Seller's inventory held for resale and all of Seller's raw materials, work in process, finished products, wrapping, supply and packaging items and similar items with respect to the Business, in each case wherever the same may be located.

         "Leased Real Property" shall mean all leased property described in the Facility Lease.

         "Leasehold Estates" shall mean all of Seller's rights and obligations as lessee under the Lease.

         "Leasehold Improvements" shall mean all leasehold improvements situated in or on the Leased real property and owned by Seller.

         "Lease(s)" shall mean the existing lease with respect to the personal or real property of Seller listed on Schedule 4.7 and not rejected by Buyer.

         "Liabilities" shall mean any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any person of any type, whether accrued, absolute, contingent, matured, unmatured or other.


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


         "material adverse effect" or "material adverse change" shall mean with respect to the Business or the Assets any significant adverse effect or change in the condition prospects, assets, Liabilities or operations of the Business and/or the Assets or on the ability of Seller to consummate the transactions contemplated hereby, or any event or condition which would, with the passage of time, constitute a "material adverse effect" or "material adverse change."

         "ordinary course of business" or "ordinary course" or any similar phrase shall mean the ordinary course of the Business and consistent with Seller's past practice.

         "Patents" shall mean all patents and patent applications and registered design and registered design applications.

         "Permits" shall mean all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, necessary for the conduct of the Business.

         "Proprietary Rights" shall mean all of Seller's Copyrights (which shall include registered, unregistered and common law copyright rights), Patents, and Patent Applications, web sites and web services (including necessary software), Trademarks, technology rights and licenses, computer software (including without limitation any source or object codes therefor or documentation relating thereto including, but not limited to, the source and object codes referenced in Exhibit I-1), trade secrets, franchises, flow charts, customer lists, know-how, inventions, designs, specifications, plans, drawings and intellectual property rights.

         "Regulations" shall mean any laws, statutes, ordinances, regulations, rules, notice requirements, court decisions, agency guidelines, principles of law and orders of any foreign, federal, state or local government and any other governmental department or agency, including without limitation Environmental Laws, energy, public utility, zoning, building and health codes, occupational safety and health and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

         "Representative" shall mean any officer, director, principal, attorney, agent, employee or other representative.

         "Tax" shall mean any federal, state, local, foreign or other tax, levy, impost, fee, assessment or other government charge, including without limitation income, estimated income, business, occupation, franchise, property, payroll, personal property, sales, transfer, use, employment, commercial rent, occupancy, franchise or withholding taxes, and any premium, including without limitation interest, penalties and additions in connection therewith.

         "Trademarks" shall mean registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks.

         "Year-End Financial Statements" shall mean the audited Balance Sheet dated December 31, 1996, and the related audited statements of operations, changes in shareholders' equity and cash flow for the year ended December 31, 1996.

     1.2 Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:


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

                  Term                                           Section
                  ----                                           -------

                  Adjustment Amount                              2.5(b)
                  Assumed Liabilities                            2.2
                  Assumption Documents                           3.2(c)
                  Bulk Sales Act                                 10.4
                  Claim                                          10.3(d)
                  Claim Notice                                   10.3(d)
                  Closing                                        3.1
                  Closing Balance Sheet                          2.5(a)
                  Damages                                        10.3(a)
                  Environmental Conditions                       4.26(a)
                  Environmental Laws                             4.26(a)
                  Excluded Liabilities                           2.3
                  Hazardous Substance                            4.26(a)
                  Holdback Amount                                2.4(c)
                  Inventory and Asset Procedures                 2.6
                  Net Book Value                                 2.5(b)
                  Permitted Encumbrances                         4.6(a)
                  Proposed Acquisition Transaction               6.2(a)
                  Purchase Price                                 2.4(a)
                  Release                                        4.28(a)
                  Rehired Employee                               6.6(a)

                                   ARTICLE II

                           PURCHASE AND SALE OF ASSETS

     2.1 Transfer of Assets. Upon the terms and subject to the conditions contained herein, at the Closing, Seller will sell, convey, transfer, assign and deliver to Buyer, and Buyer will acquire from Seller, the Assets, free and clear of all Encumbrances other than Permitted Encumbrances.

     2.2 Assumption of Liabilities. Upon the terms and subject to the conditions contained herein, at the Closing, Buyer shall assume the following, and only the following, Liabilities of Seller (the "Assumed Liabilities"):

         (a) All Liabilities accruing, arising out of, or relating to events or occurrences happening after the Closing Date under the Contracts listed on
Schedule 4.7 and not rejected by Buyer, or under Contracts or Leases which are not listed on Schedule 4.7 but which Buyer, in its sole discretion, elects to accept and assume, but not including any Liability for any Default under any such Contract occurring on or prior to the Closing Date; and

     2.3 Excluded Liabilities. Notwithstanding any other provision of this Agreement, except for the Assumed Liabilities expressly specified in Section 2.2, Buyer shall not assume, or otherwise be responsible for, any Liabilities of Seller, whether liquidated or unliquidated, or known or unknown, whether arising out of occurrences prior to, at or after the date hereof ("Excluded Liabilities"), which Excluded Liabilities include, without limitation:


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

         (a) Except as otherwise provided in Section 6.5, any Liability to or in respect of any employees or former employees of Seller including without limitation (i) any employment agreement, whether or not written, between Seller and any person, (ii) any Liability under any employee plan or employee benefit at any time maintained, contributed to or required to be contributed to by or with respect to Seller or under which Seller may incur Liability, or any contributions, benefits or Liabilities therefor, or any Liability with respect to Seller's withdrawal or partial withdrawal from or termination of any Employee Plan and (iii) any claim of an unfair labor practice, or any claim under any state unemployment compensation or worker's compensation law or regulation or under any federal or state employment discrimination law or regulation, which shall have been asserted on or prior to the Closing Date or is based on acts or omissions which occurred on or prior to the Closing Date;

         (b) Any Liability of Seller in respect of any Tax, other than sales taxes as a result of the sale of the Assets pursuant hereto ;

         (c) Any Liability arising from any injury to or death of any person or damage to or destruction of any property, whether based on negligence, breach of warranty, strict liability, enterprise liability or any other legal or equitable theory arising from defects in products manufactured or from services performed by or on behalf of Seller or any other person or entity on or prior to the Closing Date;

         (d) Any Liability of Seller arising out of or related to any Action against Seller or any Action which adversely affects the Assets and which shall have been asserted on or prior to the Closing Date or to the extent the basis of which shall have arisen on or prior to the Closing Date;


         (e) Any Liability of Seller resulting from entering into, performing its obligations pursuant to or consummating the transactions contemplated by, this Agreement (including without limitation any Liability of Seller pursuant to Article X hereof), other than sales taxes as a result of the sales of the Assets pursuant hereto;

         (f) Any Liability related to any Facility.

     2.4 Purchase Price.

         (a) Purchase Price. At the Closing, upon the terms and subject to the conditions set forth herein, Buyer shall pay to Seller for the sale, transfer, assignment, conveyance and delivery of the Assets, the aggregate amount of One Million Dollars ($1,000,000) (the "Purchase Price"), less the Holdback Amount by wire transfer of immediately available funds to an account designated by Seller and shall assume the Assumed Liabilities pursuant to this Agreement. The Purchase Price shall be allocated among the Assets in the manner required by
Section 1060 of the Code and regulations thereunder. Exhibit B attached hereto sets forth the amount of the Purchase Price allocable to the various Assets. Buyer and Seller agree to each prepare and file on a timely basis with the Internal Revenue Service substantially identical initial and supplemental Internal Revenue Service Forms 8594 "Asset Acquisition Statements Under Section 1060" consistent with Exhibit B and which gives effect to any Adjustment Amount determined in accordance with Section 2.5 hereof.


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

         (b) Agreement Not to Compete. At the Closing, Buyer shall pay Seller pursuant to the Agreement Not to Compete attached hereto as Exhibit H, an aggregate of Ten Dollars ($10.00).

         (c) The "Holdback Amount" shall be an amount equal to Three Hundred Thousand Dollars ($300,000) which Buyer, at the Closing, shall, pursuant to the Escrow Indemnification Agreement deliver to the Escrow Agent named therein, pending the determination of Seller's indemnification obligations, if any, as set forth in Section 10.3; provided, however, that $200,000 of such amount shall be available only for claims, if any, related to or arising out of the Millipore License Agreement dated September 15, 1987.

     2.5 (Intentionally omitted)

     2.6 Inventory and Asset Procedures and Partial Verification of Source Code.

         (a) Inventory Procedures. The quantities of Inventory to be purchased and sold hereunder shall be determined by an itemized inventory to be taken at such time as Buyer and Seller mutually agree and shall be adjusted to book as of the Closing Date based upon a physical inventory pursuant to which all Inventory will be counted as to quantity by personnel of Seller and Buyer using the same procedures normally used by Seller to take inventories of the type of Inventory being counted; provided, that if Buyer and Seller shall mutually agree, an outside inventory service or services (the "Inventory Service") mutually selected by Seller and Buyer may be selected to take such inventory. Both Buyer and Seller will have the right to have Representatives present to observe the physical inventories. Any disputes as to the physical count, usability or salability of any item of Inventory will, if possible, be resolved while such physical inventory is being taken. Any unresolved disputes regarding the foregoing not resolved by the Closing Date will be separately listed and settled as soon as expeditiously practicable thereafter by the parties or by another independent third party mutually acceptable to both parties, or if they are unable to agree then by the Inventory Service. The determination of any third party so engaged shall be final and binding on the parties. No failure to resolve any such matters shall prevent the Closing or payment of the Purchase Price for the Assets. This inventory procedure may be used by Buyer to classify or itemize any of the other Assets, except for the Proprietary Rights.

         (b) Source Code. In order to partially validate the functionality of the source code, the versions of Seller's source code for producing products currently in use shall be partially verified prior the Closing at Buyer's facility in Hercules, California, using the protocol outlined in Exhibit I. The verification shall be subject to the Confidentiality Agreement set forth in Exhibit J.

     2.8 Closing Costs; Transfer Taxes and Fees. Provided all computer codes in the Proprietary Rights are transferred to Seller by Buyer hereunder by means of telephone lines or other electronic transmission mediums, such as satellite or the internet, Buyer shall be responsible for any documentary and transfer taxes and any sales, use or other taxes imposed by reason of the transfers of Assets provided hereunder and any deficiency, interest or penalty asserted with respect thereto, Buyer shall also pay the fees and costs of recording or filing all applicable conveyancing instruments described in Section 3.2(a). Buyer shall pay all costs of applying for new Permits and obtaining the transfer of existing Permits which may be lawfully transferred.


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

     2.9 Sale of Equipment Prior to Closing. At any time or from time to time prior to Closing, Seller may sell any or all of the equipment listed on Schedule
4.5 in accordance with the following procedures:

         (i) Seller shall notify Buyer of the equipment that it proposes to sell and the aggregate sales price that it anticipates receiving therefor.

         (ii) If Buyer consents to the sale, which consent shall not be unreasonably withheld, Seller may sell the equipment for an aggregate price that is not less than 10% of the aggregate price set forth in the notice of Seller to Buyer regarding same.

         (iii) Following any such sale of equipment, Seller shall notify Buyer of the consummation of the sale, the equipment sold and the proceeds received.

         (iv) Seller shall hold all such proceeds of sale in trust for Buyer, which proceeds shall be delivered to Buyer at the Closing, or, at Buyer's election, deducted from the cash Purchase Price to be delivered to Seller at the Closing.


                                   ARTICLE III

                                     CLOSING

     3.1  Closing.  The  Closing of the  transactions  contemplated  herein (the
"Closing") shall be held at _____ a.m. local time on the Closing Date at the offices of Kramer, Levin, Naftalis & Frankel, 919 Third Avenue, New York, NY 10022-3903, unless the parties hereto otherwise agree.

     3.2 Conveyances at Closing.

         (a) Instruments and Possession. To effect the sale and transfer referred to in Section 2.1 hereof, Seller will, at the Closing, execute and deliver to Buyer:

              (i) one or more bills of sale, in the form attached hereto as Exhibit C, conveying in the aggregate all of Seller's owned personal property included in the Assets;

              (ii) (Intentionally omitted)

              (iii) subject to Section 9.2, Assignments of Contract Rights, each in the form of Exhibit E attached hereto, with respect to the Contract Rights;

              (iv) Assignments of Patents, Copyrights and Trademarks and other Proprietary Rights (including an assignment of all of Seller's rights, title and interest to the name(s) Protein Databases, PDI, and all variations thereof) each in the form attached hereto as Exhibit F, in recordable form to the extent necessary to assign such rights;

              (v) such other instruments as shall be requested by Buyer to vest in Buyer title in and to the Assets in accordance with the provisions hereof.

         (b) Assumption Document. Upon the terms and subject to the conditions contained herein, at the Closing Buyer shall deliver to Seller an instrument of assumption substantially in the form attached hereto as Exhibit E, evidencing Buyer's assumption, pursuant to Section 2.2, of the Assumed Liabilities (the "Assumption Document").

         (c) Form of Instruments. To the extent that a form of any document to be delivered hereunder is not attached as an Exhibit hereto, such documents shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to Buyer and Seller.

         (d)  Certificates;   Opinions.  Buyer  and  Seller  shall  deliver  the
certificates, opinions of counsel and other matters described in Articles VII and VIII.

         (e) Consents. Subject to Section 9.2, Seller shall deliver all Permits and any other third party consents, if any, required for the valid transfer of the Assets as contemplated by this Agreement.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller, hereby represent and warrant to Buyer as follows, except as otherwise set forth on the Disclosure Schedule, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

     4.1 Organization of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to conduct the Business as it is presently being conducted and to own and lease its properties and assets. Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on the Assets or the Business. Copies of the Certificate of Incorporation and Bylaws of Seller, and all amendments thereto, heretofore delivered to Buyer are accurate and complete as of the date hereof. Schedule 4.1 contains a true, correct and complete list of all jurisdictions in which Seller is qualified to do business as a foreign corporation.

     4.2 Subsidiaries. Except as set forth in Schedule 4.2, Seller does not have any Subsidiaries which are used by Seller in the conduct of the Business or which own any of the Assets.

     4.3 Authorization. Seller has all requisite power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and the Ancillary Agreements, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreement by Seller and the consummation by Seller of the transactions contemplated hereby and thereby have been duly approved by the board of directors, except for the approval of its shareholders which will be obtained prior to Closing, by Seller. No other corporate proceedings on the part of Seller are necessary to authorize this Agreement and the Ancillary Agreement and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Seller and


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

is, and upon execution and delivery of the Ancillary Agreement will be, legal, valid and binding obligations of Seller enforceable against Seller in accordance with their terms.

     4.4 No Adverse Change. Since the Interim Balance Sheet Date:

         (a) there has been no actual or threatened adverse change in the Assets or any event, condition or state of facts, in either case that is, or would result in a material adverse change in the Assets or the Business or the prospects for the Business; it being understood, however, that Seller has ceased to develop or sell any of its products or to maintain warranty support for any of its products, and has terminated all of its programming, marketing, warranty and financial personnel, effective June 1997; and,

         (b) except in the ordinary course of business, there has not been any sale or other disposition of any of the Assets or any Encumbrance placed on the Assets; and

         (c) Seller will use its best efforts to preserve its relationships with customers or suppliers having business relationships with it.

     4.5 Assets. Excluding the Leased Real Property, Seller has and will transfer good and marketable title to the Assets and upon the consummation of the transactions contemplated hereby, Buyer will acquire good and marketable title to all of the Assets, free and clear of any Encumbrances placed by, through, or under thereon by Seller. The Assets include without limitation all material assets necessary for the conduct of the Business as presently conducted. Schedule 4.5 contains accurate lists and summary descriptions of all tangible Assets where the value of an individual item exceeds $1,000 or where an aggregate of similar items exceeds $ 5,000. All tangible assets and properties which are part of the Assets are in good operating condition and repair and are usable in the ordinary course of business and conform in all material respects to all applicable Regulations (including Environmental Laws) relating to their construction, use and operation, except when a failure to conform would not have a material adverse effect on such asset or property.

     4.6 (Intentionally omitted)

     4.7 Contracts and Commitments.

         (a) Contracts. Schedule 4.7 sets forth a complete and accurate list of all Contracts of the following categories:

              (i) Contracts not made in the ordinary course of business;

              (ii) Employment contracts and severance agreements, including without limitation Contracts (A) to employ or terminate executive officers or other personnel and other contracts with present or former officers, directors or shareholders of Seller or (B) that will result in the payment by, or the creation of any Liability to pay on behalf of Buyer or Seller any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;

              (iii) Labor or union contracts;

              (iv)  Distribution,   franchise,  license,  technical  assistance,
sales, commission, consulting, agency or advertising contracts related to the Assets or the Business;

              (v) Options with respect to any personal property, whether Seller shall be the grantor or grantee thereunder;

              (vi) Contracts involving future expenditures or Liabilities, actual or potential, in excess of $10,000 or otherwise material to the Business or the Assets.

              (vii) Contracts or commitments relating to commission arrangements with others;

              (viii) Promissory notes, loans, agreements, indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, individually in excess of or in the aggregate in excess of $10,000, whether Seller shall be the borrower, lender or guarantor thereunder or whereby any Assets are pledged (excluding credit provided by Seller in the ordinary course of business to purchasers of its products);

              (ix) Contracts containing covenants limiting the freedom of Seller to engage in any line of business or compete with any person;

              (x) Any Contract with the United States, state or local government or any agency or department thereof involving expenditures or Liabilities in excess of $5,000;

              (xi) Leases of real property;

              (xii)  Leases  of  personal   property  not  cancelable   (without
Liability) within 30 calendar days.

Seller has delivered to Buyer true, correct and complete copies of all of the Contracts listed on Schedule 4.7, including all amendments and supplements thereto.

         (b) Absence of Defaults. All of the Contracts and Leases to which Seller is party and by which any of the Assets is bound are valid, binding and enforceable in accordance with their terms. Seller has fulfilled, or taken all action necessary to enable it to fulfill when due, all of its material obligations under each of such Contracts and Leases. To the knowledge of Seller, after reasonable inquiry, all parties to such Contracts and Leases have complied in all material respects with the provisions thereof, no party is in Default thereunder and no notice of any claim of Default has been given to Seller. With respect to any Leases, Seller has not received any notice of cancellation or termination under any option or right reserved to the lessor, or any notice of Default, thereunder.

         (c) Product Warranty. Seller has committed no act, and there has been no omission, which is reasonably likely to result in, and there has been no occurrence which is reasonably likely to give rise to, material product liability or material Liability for breach of warranty (whether covered by insurance or not) on the part of Seller, with respect to products designed, manufactured, assembled, repaired, maintained, delivered or installed or services rendered prior to or on the Closing Date.

         (d) Leases. Schedule 4.7 also contains a complete and accurate list of all Leases described in clauses (xi) and (xii), of Section 4.7(a).

     4.8 Permits. (a) Schedule 4.8 sets forth a complete list of all material Permits used in the operation of the Business. Seller has, and at all times has had, all material Permits required under any Regulation (including Environmental
Laws) in the operation of its Business or in the ownership of the Assets, and owns or possesses such Permits free and clear of all Encumbrances, except such Permits the failure of which to obtain would not have a material adverse effect on the Assets or the Business. Seller is not in Default, nor has it received any notice of any claim of Default, with respect to any such Permit. Except as otherwise governed by law, all such Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees, and except as set forth on Schedule 4.8, Seller has no reason to believe, after diligent inquiry, any such Permit will be adversely affected by the completion of the transactions contemplated by this Agreement. No present or former shareholder, director, officer or employee of Seller or any affiliate thereof, or any other person, firm, corporation or other entity, owns or has any proprietary, financial or other interest (direct or indirect) in any Permit which Seller uses.

         (b) Except as disclosed on Schedule 4.8 hereto, no notice to, declaration, filing or registration with, or Permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Seller in connection with the execution, delivery or performance by Seller of this Agreement and the consummation of the transactions contemplated hereby.


     4.9 No Conflict or Violation. Neither the execution, delivery or performance by Seller of this Agreement nor the consummation by Seller of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof, will (a) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Seller, (b) violate, conflict with, or result in or constitute a Default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the Assets under, any of the terms, conditions or provisions of any Contract, Lease or Permit, (i) to which Seller is a party or (ii) by which the Assets are bound,
(c) violate any Regulation or Court Order, (d) impose any Encumbrance on the Assets.

     4.10 Financial Statements. Seller has heretofore delivered to Buyer the Financial Statements. The Financial Statements (a) are in accordance with the books and records of Seller, (b) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby, except as disclosed herein, and (c) fairly present in all material respects the consolidated assets, Liabilities (including all reserves) and financial position of Seller as of the respective dates thereof and the results of operations and changes in cash flows for the periods then ended (subject, in the case of the Interim Financial Statements, to normal year-end adjustments, and except that the Interim Financial Statements do not contain the footnotes required by GAAP). The Year-End Financial Statements have been examined by Grant Thornton, LLP, independent certified public accountants, whose report thereon is included with such Year-End Financial Statements. At the respective dates of the Financial Statements, there were no material Liabilities of Seller, which, in accordance with generally accepted accounting principles, should have been set forth or reserved for in the Financial Statements or the notes thereto, which are not set forth or reserved for in the Financial Statements or the notes thereto.

     4.11  Books and  Records.  Seller has made and kept (and given
Buyer access to) Books and Records and accounts, which, in reasonable detail, fairly reflect the activities of Seller. Seller has not engaged in any material transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of Seller.

     4.12 Litigation. Except as set forth on Schedule 4.12, or to the knowledge of Seller, after diligent inquiry and consultation with qualified attorneys or other necessary professionals, there is no Action pending, threatened or anticipated (a) against, related to or affecting (i) Seller, the Business or the Assets (including with respect to Environmental Laws), (ii) any officers or directors of Seller as such, or (iii) any shareholder of Seller in such shareholder's capacity as a shareholder of Seller, (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement (c) that involve the risk of criminal liability to Seller, or (d) in which Seller is a plaintiff, including any derivative suits brought by or on behalf of Seller. Seller is not in Default with respect to or subject to any Court Order, and there are no unsatisfied judgments against Seller, the Business or the Assets. There is not a reasonable likelihood of an adverse determination of any pending Actions. There are no Court Orders or agreements with, or liens by, any governmental authority or quasi-governmental entity relating to any Environmental Law which regulate, obligate, or bind Seller.

     4.13 Labor Matters. Seller is not a party to any labor agreement with respect to its employees with any labor organization, union, group or association and there are no employee unions or any other similar labor or employee organizations under which the employees of Seller are organized.

     4.14 Liabilities. Other than Excluded Liabilities, Seller has no Liabilities due or to become due, except (a) Liabilities which are set forth or reserved for on the Interim Balance Sheet, which have not been paid or discharged since the Interim Balance Sheet Date, and (b) Liabilities arising in the ordinary course of business, none of which, individually or in the aggregate, has or is reasonably likely to have a material adverse effect on the Business or the Assets.

     4.15 Compliance with Law. Seller and the conduct of the Business are in compliance in all material respects with all Regulations and Court Orders relating to the Assets or the Business. Seller has not received any notice to the effect that, or otherwise been advised that, it is not in such compliance with any such Regulations or Court Orders.

     4.16 No Brokers. Neither Seller nor any of its respective officers, directors, employees, shareholders or affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of Buyer or any of its affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

     4.17 No Other Agreements to Sell the Assets. Neither Seller nor any of its officers, directors, or shareholders have any legal obligation to any other person or firm other than the Buyer to sell, assign, transfer or effect a sale of any of the Assets other than inventory in the ordinary course of business, to sell or effect a sale of the capital stock of Seller, to effect any merger, consolidation, liquidation, dissolution or other reorganization of Seller, or to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing.

     4.18 Proprietary Rights.

         (a) Proprietary Rights. Schedule 4.18 lists all of Seller's Proprietary Rights. Schedule 4.18 also sets forth: (i) for each Patent, the number, normal expiration date and subject matter for each country in which such Patent has been issued, or, if applicable, the application number, date of filing and subject matter for each country, (ii) for each Trademark, the application serial number or registration number, if any, the class of goods covered and the expiration date for each country in which a Trademark has been registered and
(iii) for each Copyright, the number and date of filing for each country in which a Copyright has been filed and for each unregistered copyright the date of copyright. The Proprietary Rights listed in the Disclosure Schedule are all those used by Seller in connection with the Business. True and correct copies of all Patents (including and all pending applications) owned, controlled, created or used by or on behalf of Seller or in which Seller has any interest whatsoever have been provided to Buyer.

         (b) Royalties and Licenses. Except as set forth in the Disclosure Schedule, Seller does not have any obligation to compensate any person for the use of any such Proprietary Rights nor has Seller granted to any person any license, option or other rights to use in any manner any of its Proprietary Rights, whether requiring the payment of royalties or not.

         (c) Ownership and Protection of Proprietary Rights. Seller owns or has a valid right to use each of the Proprietary Rights, and the Proprietary Rights will not cease to be valid rights of Seller by reason of the execution, delivery and performance by Seller of this Agreement or the consummation by Seller of the transactions contemplated hereby. All of the pending Patent applications have been duly filed. Seller has not received any notice of invalidity or infringement of any rights of others with respect to the Patents, Copyrights or Trademarks. Seller has taken all reasonable and prudent steps to protect the Proprietary Rights from infringement by any other person. Except as set forth in the Disclosure Schedule, no other person (i) has the right to use any of Seller's Trademarks on the goods on which they are now being used either in identical form or in such near resemblance thereto as to be likely, when applied to the goods of any such person, to cause confusion with such Trademarks or to cause a mistake or to deceive, (ii) has notified Seller that it is claiming any ownership of or right to use such Proprietary Rights, or (iii) to the best of Seller's Knowledge, is infringing upon any such Proprietary Rights in any way. Except as set forth in the Disclosure Schedule, Seller'S use of the Proprietary Rights does not conflict with, infringe upon or otherwise violate the valid rights of any third party in or to such Proprietary Rights, and no Action has been instituted against or notices received by Seller that are presently outstanding alleging that Seller'S use of the Proprietary Rights infringes upon or otherwise violates any rights of a third party in or to such Proprietary
Rights. There are not, and it is reasonably expected that after the Closing there will not be, any restrictions on Seller's, or Buyer's, as the case may be, right to sell products manufactured by Seller or Buyer, as the case may be, in connection with the Business.

     4.19 Employee Benefit Plans.

         (a) Buyer is not under any  obligation  for any pension  plan,  welfare
plan,  or  Benefit   Arrangement  as  defined  below.  Seller  shall  be  solely responsible for all such obligations and liabilities.

             (i) Benefit Arrangement. "Benefit Arrangement" shall mean any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage

(including without limitation any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including without limitation any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits.

     4.20 Tax Matters.

          (a) Filing of Tax Returns. Seller has timely filed with the appropriate taxing authorities all returns in respect of Taxes required to be filed through the date hereof and will timely file any such returns required to be filed on or prior to the Closing Date. The returns and other information filed are complete and accurate in all material respects. Except as specified in
Schedule 4.21, neither Seller, nor any group of which Seller now or was a member, has requested any extension of time within which to file returns (including without limitation information returns) in respect of any taxes.

          (b) Payment of Taxes. All Taxes, in respect of periods beginning before the Closing Date, have been timely paid, or will be timely paid, or an adequate reserve has been established therefor, as set forth in the Disclosure Schedule or the Financial Statements, and Seller does not have any material Liability for Taxes in excess of the amounts so paid or reserves so established.

          (c) Audits, Investigations or Claims. The consolidated federal income tax returns of Seller have never been examined by the Internal Revenue Service. Except as set forth in the Disclosure Schedule, there are no pending or to the best of Seller's Knowledge, threatened audits, investigations or claims for or relating to any material additional Liability in respect of Taxes, and there are no matters under discussion with any governmental authorities with respect to Taxes that in the reasonable judgment of Seller, or its accountants, is likely to result in a material additional Liability for Taxes. Except as set forth in the Disclosure Schedule, Seller has not been notified that any taxing authority intends to audit a return for any period.

          (d) Lien. There are no liens for Taxes (other than for current Taxes not yet due and payable) on the Assets.

          (e) Safe Harbor Lease Property. None of the Assets is property that is required to be treated as being owned by any other person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Code.

          (f) Security for Tax-Exempt Obligations. None of the Assets directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

          (g) Tax-Exempt Use Property. None of the Assets is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

          (h) Foreign Person. Seller is not a person other than a United States person within the meaning of the Code.

     4.21 Insurance. Schedule 4.22 contains a complete and accurate list of all policies or binders of fire, liability, title, worker's compensation, product liability and other forms of insurance maintained by Seller on the Business, the Assets or its employee Assets. All insurance coverage applicable to Seller, the Business and the Assets is in full force and effect, insures Seller in reasonably sufficient amounts against all risks with respect to the Assets usually insured against by persons operating similar businesses or properties of similar size in the localities where such businesses or properties are located, provides coverage as may be required by applicable Regulation and by any and all Contracts to which Seller is a party and has been issued by insurers of recognized responsibility. There is no Default under any such coverage nor has there been any failure to give notice or present any claim under any such coverage in a due and timely fashion. There are no outstanding unpaid premiums except in the ordinary course of business and no notice of cancellation or nonrenewal of any such coverage has been received.

     4.22 (Intentionally omitted)

     4.23 Inventory. Schedule 4.23 contains a complete list of all Inventory set forth on the Interim Balance Sheet.

     4.24 Purchase Commitments and Outstanding Bids. As of the date of this Agreement, the aggregate of all accepted and unfulfilled orders for the sale of merchandise entered into by Seller is less than $10,000, and the aggregate of all orders or commitments for the purchase of supplies by Seller does not exceed $10,000, all of which orders and commitments were made in the ordinary course of business. As of the date of this Agreement, there are no claims against Seller to return merchandise by reason of alleged overshipments, defective merchandise or otherwise, or of merchandise in the hands of customers under an understanding that such merchandise would be returnable. There is no outstanding bid, proposal, Contract or unfilled order which relates to the Assets which will or would, if accepted, have a material adverse effect, individually or in the aggregate, on the Business or the Assets.

     4.25 Customers, Distributors and Suppliers. Schedule 4.25 sets forth a complete and accurate list of the names and addresses of Seller's (i) ten largest customers, distributors and other agents and representatives showing the approximate total sales in dollars by Seller to each such customer during 1996; and (ii) ten largest suppliers showing the approximate total purchases in dollars by Seller from each such supplier during the 1996 fiscal year. Since the Interim Balance Sheet Date, there has been no adverse change in the business relationship of Seller with any customer, distributor or supplier named on
Schedule 4.25.

     4.26 Compliance With Environmental Laws.

          (a) Definitions. The following terms, when used in this Section 4.26, shall have the following meanings. Any of these terms may, unless the context otherwise requires, used in the singular or the plural depending on the reference.

               (i)  "Release"  shall mean and  include  any  spilling,  leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or the workplace of any Hazardous Substance, and otherwise as defined in any Environmental Law.

               (ii) "Hazardous Substance" shall mean any pollutants, contaminants, chemicals, waste and any toxic, infectious, carcinogenic, reactive, corrosive, ignitible or flammable chemical or chemical compound or hazardous substance, material or waste, whether solid, liquid or gas, including without limitation any quantity of asbestos in any form, urea formaldehyde, PCB's, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives, radioactive substance, waste waters, sludges, slag and any other substance, material or waste that is subject to regulation, control or remediation under any Environmental Laws.

               (iii) "Environmental Laws" shall mean all Regulations which regulate or relate to the protection or clean-up of the environment, the use, treatment, storage, transportation, generation, manufacture, processing, distribution, handling or disposal of, or emission, discharge or other release or threatened release of, Hazardous Substances or otherwise dangerous substances, wastes, pollution or materials (whether, gas, liquid or solid), the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons or property, including without limitation protection of the health and safety of employees. Environmental Laws shall include without limitation the Federal Water Pollution Control Act, Resource Conservation & Recovery Act ("RCRA"), Clean Water Act, Safe Drinking Water Act, Atomic Energy Act, Occupational Safety and Health Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), Hazardous Materials Transportation Act and all analogous or related federal, state or local law, each as amended.

               (iv) "Environmental Conditions" means the introduction into the environment of any pollution, including without limitation any contaminant, irritant or pollutant or other Hazardous Substance (whether or not upon any Facility or Former Facility or other property and whether or not such pollution constituted at the time thereof a violation of any Environmental Law as a result of any Release of any kind whatsoever of any Hazardous Substance) as a result of which Seller has or may become liable to any person or by reason of which any Facility, former facility or any of the Assets may suffer or be subjected to any lien.

          (b) Facilities. The Facilities are, and at all times have been, when leased or operated by Seller, leased and operated in compliance in all material respects with all Environmental Laws and in a manner that will not give rise to any Liability under any Environmental Laws.

          (c) Environmental Conditions. To the best of Seller's knowledge, after reasonable inquiry, there are no present or past Environmental Conditions in any way relating to the Business or at any Facility.

         4.27 (Intentionally omitted)


                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct, to Seller as follows:

     5.1 Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     5.2 Authorization. Buyer has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and the Ancillary Agreements, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary
Agreement  by  Buyer  and  the   consummation  by  Buyer  of  the   transactions
contemplated hereby and thereby have been duly approved by the board of directors of Buyer. No other corporate proceedings on the part of Buyer are necessary to authorize this Agreement and the Ancillary Agreement and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Buyer and is, and upon execution and delivery the Ancillary Agreement will be, legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

     5.3 No Brokers. Neither Buyer nor any of its officers, directors, employees, shareholders or affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of Seller to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

     5.4 No Conflict or Violation. Neither the execution, delivery or performance by Buyer of this Agreement nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof, will (a) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Buyer, or (b) violate, conflict with, constitute a Default or result in the acceleration or termination of rights or creation of any Encumbrance under the provisions of any Contract, lease, Permit, Regulation or Court Order to which Buyer is subject or by which it or its assets are bound, in each case except as would not materially and adversely affect, limit or delay the ability of Buyer to consummate the transactions contemplated by this Agreement.

     5.5 Litigation. To the knowledge of Buyer, after diligent inquiry and consultation with qualified attorneys or other necessary professionals, there is no Action pending, threatened or anticipated against, related to or affecting
(i) Buyer, (ii) any officers or directors of Buyer as such, or (iii) any shareholder of Buyer in such shareholder's capacity as a shareholder of Buyer, in each case except as would not materially and adversely affect, limit or delay the ability of Buyer to consummate the transactions contemplated by this Agreement.

     5.6 Purchase Price in Cash. Buyer has on hand and will have at Closing in cash one million dollars ($1,000,000) for the full amount of the Purchase Price.

                                   ARTICLE VI

                          COVENANTS OF SELLER AND BUYER

            Seller and Buyer each covenant with the other as follows:

     6.1 Further Assurances. Upon the terms and subject to the conditions contained herein, the parties agree, both before and after the Closing, (i) to use all reasonable efforts without the expenditure of material funds, to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (iii) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the parties agree to use their respective best efforts (A) to obtain all necessary waivers, consents and approvals from other parties to the Contracts and Leases to be assumed by Buyer; provided, however that neither Seller nor Buyer shall be required to make any payments, commence litigation or agree to modifications of the terms thereof in order to obtain any such waivers, consents or approvals; and (B) to obtain all necessary Permits as are required to be obtained under any Regulations.

     6.2 Notification of Certain Matters. From the date hereof through the Closing, Seller and Buyer shall give prompt notice to the other of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of Seller or Buyer, as the case may be, contained in this Agreement or in any exhibit or schedule hereto to be untrue or inaccurate in any material respect.

     6.3 Investigation by Buyer.

          From the date hereof through the Closing Date:

          (a) Seller shall, and shall cause its officers, directors, employees and agents to afford the Representatives of Buyer and its affiliates reasonable access during normal business hours and on reasonable notice to the Assets for the purpose of inspecting the same, and to the officers, attorneys, accountants, properties, Books and Records and Contracts of Seller, and shall furnish Buyer and its Representatives at Buyer's cost and expense all financial, operating and other data and information as Buyer or its affiliates, through their respective Representatives, may reasonably request.

     6.4 Conduct of Business. From the date hereof through the Closing, Seller shall not, except as specifically contemplated by this Agreement or as consented to by Buyer in writing:

          (a) (Intentionally omitted)

          (a) enter into, extend, materially modify, terminate or renew any Contract related to the Business or Assets being required by Buyer, except in the ordinary course of business;

          (b) sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any of the Assets, or any interests therein, except in the ordinary course of business;

               (i) (Intentionally omitted)

          (c) acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any material assets or business of any corporation, partnership, association or other business organization or division thereof;

          (d) (Intentionally omitted);

          (e) fail to pay its accounts payable and any debts owed or obligations due to it, or pay or discharge when due any Liabilities, in the ordinary course of business; or

          (f) fail to maintain the Assets in substantially their current state of repair, excepting normal wear and tear;

          (g) fail to comply in any material respect with all Regulations applicable to it, the Assets and the Business;

          (h)   intentionally   do  any  other  act   which   would   cause  any
representation or warranty of Seller in this Agreement to be or become untrue in any material respect;

          (i) fail to use its best efforts to preserve the goodwill of the Business and the favorable attitude of the Company's customers towards the Company's Business and products, it being understood, however, that Seller has ceased to develop or sell any of its products or to maintain warranty support for any of its products, and has terminated all of its programming, marketing, warranty and financial personnel, effective June 1997; or

          (j) enter into any agreement, or otherwise become obligated, to do any action prohibited hereunder.

     6.5 Employee Matters.

          (a) Buyer shall extend offers of employment to those of Seller's employees whom it desires to hire (such employees who accept Buyer's offer are hereinafter referred to as the "Rehired Employees"), which offers shall be on terms and conditions which Buyer shall determine in its sole discretion. Seller shall terminate the employment of all Rehired Employees prior to the Closing and shall cooperate with and use its best efforts to assist Buyer in its efforts to secure satisfactory employment arrangements with those employees of Seller to whom Buyer makes offers of employment.

          (b) Nothing contained in this Agreement shall confer upon any Rehired Employee any right with respect to continuance of employment by Buyer, nor shall anything herein interfere with the right of Buyer to terminate the employment of any of the Rehired Employees at any time, with or without cause, or restrict Buyer in the exercise of its independent business judgment in modifying any of the terms and conditions of the employment of the Rehired Employees.

          (c) Seller shall not, directly or indirectly, hire or offer employment to any employee of Seller whose employment is continued by Buyer after the Closing Date or any employee of Buyer or any successor or affiliate of Buyer which is engaged in the Business, unless Buyer first terminates the employment of such employee or gives its written consent to such employment or offer of employment.


                                   ARTICLE VII

                       CONDITIONS TO SELLER'S OBLIGATIONS

         The obligations of Seller to consummate the transactions provided for hereby are subject, in the discretion of Seller, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Seller:

     7.1 Representations, Warranties and Covenants. All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Buyer shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

     7.2 Consents; Regulatory Compliance and Approval. All consents, approvals and waivers from governmental authorities and other parties necessary to permit Seller to transfer the Assets to Buyer as contemplated hereby shall have been obtained.

     7.3 No Actions or Court Orders. No Action by any governmental authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to damage Seller if the transactions contemplated hereby are consummated.

     7.4 Opinion of Counsel. Buyer shall have delivered to Seller an opinion of the General Counsel of Buyer, dated as of the Closing Date, in form and substance reasonably satisfactory to Seller, to the effect that:

         (a) Incorporation. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware;

         (b) Corporate Power and Authority. Buyer has the necessary corporate power and authority to enter into this Agreement and the Ancillary Agreement and to consummate the transactions contemplated hereby and thereby;

         (c) Corporate Action and Enforceability. The execution, delivery and performance of this Agreement and the Ancillary Agreement by Buyer have been duly authorized by all necessary corporate action of Buyer, and this Agreement and the Ancillary Agreement have been duly executed and delivered by Buyer, and with appropriate and customary exceptions, constitute legally valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms.

         (d) No Breach of Contracts. Neither the execution and delivery of this Agreement or the Ancillary Agreements by Buyer nor the consummation by Buyer of the transactions contemplated hereby or thereby will (i) violate the Articles of Incorporation or Bylaws of Buyer, or (ii) to the best knowledge of such counsel, violate any Court Order applicable to Buyer; and

         (e) No Violation of Law. Neither the execution and performance of this Agreement or the Ancillary Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby or thereby will violate or result in a failure to comply with any Regulation or Court Order, applicable to Buyer.

     7.5 Certificates. Buyer shall furnish Seller with such certificates of its officers and others to evidence compliance with the conditions set forth in this
Article VII as may be reasonably requested by Seller.

     7.6 Corporate Documents. Seller shall have received from Buyer resolutions adopted by the board of directors of Buyer approving this Agreement, the Ancillary Agreement and the transactions contemplated hereby or thereby, certified by Buyer's corporate secretary.

     7.7 Assumption Document. Buyer shall have executed the Assumption Document.

     7.8 Ancillary Agreements. Buyer shall have executed and delivered the Ancillary Agreement.


                                  ARTICLE VIII

                        CONDITIONS TO BUYER'S OBLIGATIONS

         The obligations of Buyer to consummate the transactions provided for hereby are subject, in the discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Buyer:

     8.1 Representations, Warranties and Covenants. All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Seller shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

     8.2 Consents; Regulatory Compliance and Approval. All Permits, consents, approvals and waivers from governmental authorities, or pursuant to the Contract Rights, and other parties necessary to permit Buyer to purchase the Assets pursuant to this Agreement, shall have been obtained. Buyer shall be reasonably satisfied that all approvals required under any Regulations to carry out the transactions contemplated by this Agreement shall have been obtained and that the parties shall have complied with all Regulations applicable to the transactions contemplated by this Agreement.

     8.3 No Actions or Court Orders. No Action by any governmental authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to damage Buyer, or the Assets or the Business materially if the transactions contemplated hereby are consummated, including without limitation any material adverse effect on the right or ability of Buyer to own, operate, possess or transfer the Assets after the Closing. There shall not be any Regulation or Court Order that makes the purchase and sale of the Business or the Assets contemplated hereby illegal or otherwise prohibited.

     8.4 Opinion of Counsel. Seller shall have delivered to Buyer an opinion of counsel to Seller, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer, to the effect that:

         (a) Incorporation. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware;

         (b) Corporate Power and Authority. Seller has the necessary corporate power and authority to enter into this Agreement and the Ancillary Agreement and to consummate the transactions contemplated hereby and thereby; and Seller has all material Permits, licenses, franchises and other authority required under federal and applicable state law to conduct the Business as not being conducted, and Seller has the necessary corporate power and authority to own, lease and operate the Assets and its other properties and to conduct the Business as presently conducted;

         (c) Corporate Action and Enforceability. The execution, delivery and performance of this Agreement and the Ancillary Agreement by Seller have been duly authorized by all necessary corporate action of Seller, and this Agreement and the Ancillary Agreement have been duly executed and delivered by Seller, and any approval of the stockholders of Seller which is required have been obtained, and with appropriate and customary exceptions, this Agreement and each Ancillary Agreement constitute legally valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

         (d) No Breach of Contracts. Neither the execution and delivery of this Agreement or the Ancillary Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby or thereby will (i) violate the Articles of Incorporation or Bylaws of Seller, or (ii) to the best knowledge of such counsel, violate any Court Order applicable to Seller;

         (e) No Violation of Law. Neither the execution and performance of this Agreement or the Ancillary Agreements by Seller nor the consummation of the transactions contemplated hereby or thereby will violate or result in a failure to comply with any Regulation or Court Order, applicable to the Business; and no Permit of, or filing with, any federal, New York State, or Delaware Corporate Law governmental authority is required for the execution and delivery of this Agreement or the Ancillary Agreement by Seller or the consummation by Seller of the transactions contemplated hereby and thereby, except as set forth in this Agreement, the Disclosure Schedule, the exhibits hereto or the Ancillary Agreement;

         (f) Transfer and Assignment. The documents to be delivered by Seller at the Closing to effect the transfer and assignment to Buyer of all right, title and interest in and to the Assets are in form legally sufficient to do so.

     8.5 Certificates. Seller shall furnish Buyer with such certificates of its officers and others to evidence compliance with the conditions set forth in this
Article VIII as may be reasonably requested by Buyer.

     8.6 Material Changes. Since the Interim Balance Sheet Date, there shall not have been any material adverse change with respect to the Business or the Assets, except as contemplated by this Agreement.

     8.7 Corporate Documents. Buyer shall have received from Seller resolutions adopted by the board of directors of Seller approving this Agreement and the Ancillary Agreement and the transactions contemplated hereby and thereby, certified by Seller's corporate secretary, as applicable.

     8.8 Conveyancing Documents; Release of Encumbrances. Seller shall have executed and delivered each of documents described in Section 3.2 hereof so as to effect the transfer and assignment to Buyer of all right, title and interest in and to the Assets and Seller shall have filed (where necessary) and delivered to Buyer all documents necessary to release the Assets from all Encumbrances, which documents shall be in a form reasonably satisfactory to Buyer's counsel. Seller shall have obtained, prior to the execution of this Agreement, the consent required to assign to Buyer all rights, title and interest of Seller in the Cold Spring Harbor Laboratory Exclusive Know-How License dated December 1, 1983, including any amendments thereto.

     8.9 Name Change. Seller shall have filed an amendment to its Articles of Incorporation to change its corporate name so as not to include the words "Protein Databases or PDI" or any other name or mark that has such a near resemblance thereto as may be likely to cause confusion or mistake to the public, or to otherwise deceive the public. Such amendment shall be in a form acceptable for filing with the Secretary or other appropriate office of the State of Delaware.

     8.10 Other Agreements and Actions. Seller shall have executed and delivered the Ancillary Agreements in the form attached as an exhibit hereto. Buyer shall have entered into employment agreement with Mr. John Randall, as attached hereto, on such terms as may be mutually agreeable to Buyer and such parties and such employment agreements shall be in full force and effect as of the Closing. Mr. John Randall shall be in the employ of Buyer prior to the execution of this Agreement and shall not have terminated such employment with Buyer as of the Closing date other than on account of the breach of his Employment Agreement by Buyer.


     8.12 (Intentionally omitted)


                                   ARTICLE IX

                      RISK OF LOSS; CONSENTS TO ASSIGNMENT

     9.1 Risk of Loss. From the date hereof until the Closing, all risk of loss or damage to the property included in the Assets shall be borne by Seller, and thereafter shall be borne by Buyer. If any portion of the Assets is destroyed or damaged by fire or any other cause on or prior to the Closing Date, other than use, wear or loss in the ordinary course of business, Seller shall give written notice to Buyer as soon as practicable after, but in any event within five (5) calendar days of, discovery of such damage or destruction, the amount of insurance, if any, covering such Assets and the amount, if any, which Seller is otherwise entitled to receive as a consequence. Prior to the Closing, Buyer shall have the option, which shall be exercised by written notice to Seller within ten (10) calendar days after receipt of Seller's notice or if there is not ten (10) calendar days prior to the Closing Date, as soon as practicable prior to the Closing Date, of (a) accepting such Assets in their destroyed or damaged condition in which event Buyer shall be entitled to the proceeds of any insurance or other proceeds payable with respect to such loss and to such indemnification for any uninsured portion of such loss pursuant to Section 10.3, and the full Purchase Price shall be paid for such Assets, (b) excluding such Assets from this Agreement, in which event the Purchase Price shall be reduced by the amount allocated to such Assets, as mutually agreed between the parties or (c) terminating this Agreement in accordance with Section 11.1. If Buyer accepts such Assets, then after the Closing, any insurance or other proceeds shall belong, and shall be assigned to, Buyer without any reduction in the Purchase Price; otherwise, such insurance proceeds shall belong to Seller.

     9.2 Consents to Assignment. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contract, Lease, Permit or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a Default thereof or in any way adversely affect the rights of Buyer thereunder. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect the rights thereunder so that Buyer would not receive all such rights, Seller will cooperate with Buyer, in all reasonable respects, but at Buyer's sole cost and expense, to provide to Buyer the benefits under any such Contract, Lease, Permit or any claim or right, including without limitation enforcement for the benefit of Buyer of any and all rights of Seller against a third party thereto arising out of the Default or cancellation by such third party or otherwise. Nothing in this Section 9.2 shall affect Buyer's right to terminate this Agreement under Sections 8.2 and 11.1 in the event that any consent or approval to the transfer of any Asset is not obtained.


                                    ARTICLE X

                           ACTIONS BY SELLER AND BUYER
                                AFTER THE CLOSING

     10.1 Books and Records; Tax Matters.

         (a) Books and Records. Each party agrees that it will cooperate with and make available to the other party, during normal business hours, and on reasonable notice, all Books and Records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing which are necessary or useful in connection with the preparation of any tax returns or any tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such Books and Records, information or employees for any reasonable business purpose. The party requesting any such Books and Records, information or employees shall bear all of the out-of-pocket costs and expenses (including without limitation attorneys' fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such Books and Records, information or employees.

         (b) Cooperation and Records Retention. Seller and Buyer shall (i) each provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to Liability for Taxes, (ii) each retain and provide the other with any records or other information that may be relevant to such return, audit or examination, proceeding or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any tax return of the other for any period.

         (c) Payment of Liabilities. Following the Closing Date, Seller shall pay when due all of the debts and Liabilities of Seller, including any Liability for Taxes, other than Assumed Liabilities; provided, however, this covenant shall not apply to that portion (or all) of any debt that Seller is contesting in good faith.

     10.2 Survival of Representations, Etc. All of the representations, warranties, covenants and agreements made by each party in this Agreement or in any attachment, Exhibit, the Disclosure Schedule, certificate, document or list delivered by any such party pursuant hereto shall survive the Closing for a period of (and claims based upon or arising out of such representations, warranties, covenants and agreements may be asserted at any time before the date which shall be) eleven months following the Closing. Each party hereto shall be entitled to rely upon the representations and warranties of the other party set forth in this Agreement. Buyer's due diligence review shall have no effect whatsoever on the liability of Seller to Buyer under this Agreement or otherwise for breach of any representation, warranty or covenant of Seller hereunder. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any Claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

                  10.3     Indemnifications.

         (a) By Seller. Seller shall indemnify, save and hold harmless Buyer, its affiliates and subsidiaries, and its and their respective Representatives, from and against any and all costs, losses, Taxes, Liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of third-party claims), including without limitation interest, penalties, reasonable costs of mitigation, losses in connection with any Environmental Law (including without limitation any clean-up or remedial action), lost profits and other losses resulting from any shutdown or curtailment of operations, damages to the environment, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (herein, "Damages"), actually suffered by Buyer as a result of (i) any material breach of any representation or warranty or the inaccuracy of any representation, made by Seller in or pursuant to this Agreement that directly results in a material diminution in value of the Assets or Business Agreement;
(ii) any material breach of any covenant or agreement made by Seller in or pursuant to this Agreement that directly results in a material diminution in value of the Assets or Business; (iii) any material Excluded Liability or (iv) any Liability imposed upon Buyer by reason of Buyer's status as transferee of the Business or the Assets; provided, however, that Seller shall not be responsible to Buyer under this Section 10.3 (a) unless the aggregate Damages are $14,500, and in the event that such Damages exceed $14,500, Seller shall be responsible for all Damages.

         (b) By Buyer. Buyer shall indemnify and save and hold harmless Seller from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty or the inaccuracy of any representation, made by Buyer in or pursuant to this Agreement; (ii) any breach of any covenant or agreement made by Buyer in or pursuant to this Agreement; or (iii) from and after the Closing, any Assumed Liability.

         (c) Cooperation. The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.

         (d) Defense of Claims. If a claim for Damages (a "Claim") is to be made by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall give written notice (a "Claim Notice") to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this
Section 10.3. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within fifteen (15) calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, the indemnified party shall be entitled, if it so elects, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice reasonably acceptable to the indemnifying party to handle and defend the same, and (iii) to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the indemnifying party, such consent not to be unreasonably withheld or delayed. In the event that the indemnified party has not elected to assume the defense and investigation of any lawsuit or action within 30 days after the service of the citation or summons, then at any time thereafter, unless the indemnified party shall have previously assumed such defense, the indemnifying party shall have the right to assume such defense and investigation, in which case the indemnifying party shall not be responsible for any costs and expenses of the indemnified party thereafter incurred in connection with the defense or investigation of such lawsuit or action. If the indemnifying party shall assume the defense of any lawsuit or action, the indemnifying party shall not settle or compromise such lawsuit or action except in such manner as will provide a full and complete release of the indemnified party. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 10.3 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any Damages by reason of such settlement or judgment.

         (e) (Intentionally omitted)

         (f) (Intentionally omitted)

         (g) Brokers and Finders. Pursuant to the provisions of this Section 10.3, each of Buyer and Seller shall indemnify, hold harmless and defend the other party from the payment of any and all broker's and finder's expenses, commissions, fees or other forms of compensation which may be due or payable from or by the indemnifying party, or may have been earned by any third party acting on behalf of the indemnifying party in connection with the negotiation and execution hereof and the consummation of the transactions contemplated hereby.

     10.4 Bulk Sales. It may not be practicable to comply or attempt to comply with the procedures of the "Bulk Sales Act" or similar law of any or all of the states in which the Assets are situated or of any other state which may be asserted to be applicable to the transactions contemplated hereby. Accordingly, to induce Buyer to waive any requirements for compliance with any or all of such laws, Seller hereby agrees that the indemnity provisions of Section 10.3 hereof shall apply to any Damages of Buyer arising out of or resulting from the failure of Seller or Buyer to comply with any such laws.

     10.5 Taxes.  Except for sales  taxes on the  Purchased  Assets,  subject to
Section 2.8, Seller shall pay, or cause to be paid, when due all Taxes for which Seller is or may be liable or that are or may become payable with respect to all taxable periods ending on or prior to the Closing Date.

     10.6 Name. Seller hereby grants to Buyer, effective as of the Closing Date, the right for a period of six months to use the name "Protein Databases, Inc., or PDI" on stationery, invoices, and the like, pursuant to a non-exclusive, royalty free license in favor of Seller in connection with the winding up of the Business and the liquidation of Seller.


     10.7 Holdback. Buyer and Seller shall enter into an Escrow Indemnification Agreement, by and among Buyer, Seller and the Escrow Agent named therein, substantially in the form of Exhibit K attached hereto. The parties agree and acknowledge that the Holdback Amount shall not be Buyer's exclusive method of receiving indemnification from Seller pursuant to this Article X.


                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1     Termination.

         (a) Termination.  This Agreement may be terminated at any time prior to
Closing:

               (i) By mutual written consent of Buyer and Seller;

               (ii) By Buyer or Seller if the Closing shall not have occurred on or before December 31, 1997; provided however, that this provision shall not be available to Buyer if Seller has the right to terminate this Agreement under clause (iv) of this Section 11.1, and this provision shall not be available to Seller if Buyer has the right to terminate this Agreement under clause (iii) of this Section 11.1, in each case because of a material breach by the other party;

               (iii) By Buyer if there is a material breach of any material representation or warranty set forth in Article IV hereof or any material covenant or agreement to be complied with or performed by Seller pursuant to the terms of this Agreement or the failure of a material condition set forth in
Article VIII to be satisfied (and such condition is not waived in writing by Buyer) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a material condition set forth in
Article VIII to be satisfied on or prior to the Closing Date, provided that Buyer may not terminate this Agreement prior to the Closing if Seller has not had an adequate notice of and opportunity to cure such failure; or

               (iv) By Seller if there is a material breach of any material representation or warranty set forth in Article V hereof or of any material covenant or agreement to be complied with or performed by Buyer pursuant to the terms of this Agreement or the failure of a material condition set forth in
Article VII to be satisfied (and such condition is not waived in writing by Seller) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Article VII to be satisfied on or prior to the Closing Date; provided that,

Seller may not terminate this Agreement prior to the Closing Date if Buyer has not had adequate notice of and an opportunity to cure such failure.

         (b) In the Event of  Termination.  In the event of  termination of this
Agreement:

               (i) No party hereto shall have any Liability to any other party to this Agreement, except for any willful breach of this Agreement occurring prior to the proper termination of this Agreement. The foregoing provisions shall not limit or restrict the availability of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

     11.2 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

     11.3 Notices; Transfer of Funds. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

                  If to Seller, addressed to:

                           Protein Databases, Inc.
                           405 Oakwood Road
                           Huntington Station
                           New York, NY  11746-7296

                           Attention:  Steven Blose

                           With a copy to:

                           Peter S. Kolevzon
                           Kramer, Levin, Naftalis & Frankel
                           919 Third Avenue
                           New York, NY  10022-3903

                  If to Buyer, addressed to:

                           Bio-Rad Laboratories, Inc.
                           1000 Alfred Nobel Drive
                           Hercules, CA  94547
                           Attention:  Sanford Wadler
or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

         Payments to be made to Seller hereunder shall be made by wire transferred funds to be delivered to Seller's account number 411-006490, routing number 021000018, at The Bank of New York, 501 Walt Whitman Road, Melville, NY 11747, or to such other account or place as Seller may designate by written notice as provided herein.

     11.4 Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state.

     11.5 Entire Agreement; Amendments and Waivers. This Agreement, the Ancillary Agreement, together with all exhibits and schedules hereto and thereto (including the Disclosure Schedule), constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     11.6 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.7 Expenses. Except as otherwise specified in this Agreement, each party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

     11.8 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     11.9 Publicity. Except as may be required by applicable Securities Law, neither Buyer nor Seller shall issue any press release or make any public statement regarding the transactions contemplated hereby, without prior written approval of the other party, which approval will not be unreasonably withheld or delayed. Buyer and Seller may, at their discretion, issue or make an appropriate press release or public announcement after the Closing.

     11.10 Cumulative Remedies. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

     11.11 Service of Process, Consent to Jurisdiction.

         (a) Service of Process. Each party hereto irrevocably consents to the service of any process, pleading, notices or other papers by the mailing of copies thereof by registered, certified or first class mail, postage prepaid, to such party at such party's address set forth herein, or by any other method provided or permitted under New York law.

         (b) Consent and Jurisdiction. Each party hereto irrevocably and unconditionally (1) agrees that any suit, action or other legal proceeding arising out of this Agreement may be brought in the United States District Court for the District in which Seller is currently located; (2) consents to the jurisdiction or any such court in any such suit, action or proceeding; and (3) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any such court.



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.


BIO-RAD LABORATORIES, INC.



By
   --------------------------------------------------------
         Name:    Sanford Wadler
         Its      Vice President and General Counsel



PROTEIN DATABASES, INC.



By
   --------------------------------------------------------
         Name:
         Its

                             PROTEIN DATABASES, INC.

                         SPECIAL MEETING OF STOCKHOLDERS

                      ------------------------------------


                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS


The undersigned stockholder(s) of Protein Databases, Inc. (the "Company"), hereby appoints Ronald R. Hahn and Joel A. Fontaine, and each of them, proxies of the undersigned with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at _____________________________________ on ___________________, 1997, at
_____a.m., and at any adjournment thereof, as instructed below and in their discretion with respect to any other matter that may properly come before such Special Meeting.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED (I) "FOR" THE APPROVAL OF THE PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION, (II) "FOR" THE APPROVAL OF THE ASSET PURCHASE AGREEMENT, AND (III) "FOR" THE APPROVAL OF THE CHANGE OF NAME OF THE COMPANY, AS SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

                               (See reverse side.)

                                           (reverse side of proxy card)

a. Approval of the Plan of Complete Liquidation and Dissolution attached as Exhibit A to the accompanying Proxy Statement.

                                    FOR  |_|     AGAINST  |_|   ABSTAIN  |_|

b. Approval of the Asset Purchase Agreement between the Company and Bio-Rad Laboratories, Inc. attached as Exhibit B to the accompanying Proxy Statement.

                                    FOR  |_|     AGAINST  |_|   ABSTAIN  |_|

c.   Approval of the change of the Company's name to "IDP Liquidating Corp."

                                    FOR  |_|     AGAINST  |_|   ABSTAIN  |_|

d. Upon such other matters which may properly come before the meeting or any adjournment thereof.

         PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                    Dated:  ..................................., 1997

                    .....................................................
                    Signature

                    .....................................................
                    Signature

                    Please sign exactly as your name(s) appears on this card. If shares are registered in the names of two or more persons, each should sign. Executors, administrators, guardians, attorneys and corporate officers should add their titles.

                    The undersigned hereby revokes any proxy previously given and acknowledges receipt of written notice of, and the proxy statement for, the Special Meeting of Stockholders.


                                      - 2 -